UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HANCOCK HOLDING COMPANY

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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February 28, 2011

Dear Shareholder:

You are cordially invited to attend the Company’s annual meeting on March 31, 2011. The meeting will begin promptly at 5:30 p.m., local time, at Hancock Bank, One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi.

The official Notice of Meeting, Proxy Statement and Form of Proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the Proxy Statement.

The vote of every shareholder is important. Regardless of whether or not you plan to attend the annual meeting in Gulfport, please sign, date and promptly mail your proxy. The Board of Directors and Management look forward to greeting those shareholders that are able to attend.

Sincerely,

James B. Estabrook, Jr.

Chairman of the Board

Hancock Holding Company

One Hancock Plaza

2510 14th Street

Gulfport, MS 39501

(228) 563-6559

February 28, 2011

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Hancock Holding Company will be held at One Hancock Plaza, 2510 14th Street, Gulfport, MS 39501, on March 31, 2011 at 5:30 p.m., local time for the following purposes:

1.	Election of (4) directors to hold office for a term of three (3) years or until their successors are elected and qualified. (Item 1)

2.	Approval of the appointment of PricewaterhouseCoopers LLP, as the Independent Registered Public Accounting firm for the Company. (Item 2)

3.	Advisory (non-binding) proposal to approve compensation of the named executive officers as set forth under the heading “Compensation of Directors and Executive Officers”. (Item 3)

4.

Advisory (non-binding) resolution with regard to frequency, of non-binding shareholder votes to approve the compensation of the named executive officers of the Company will occur every 1, 2, or 3 years. (Item 4)

Only those shareholders of record at the close of business on February 22, 2011 shall be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 31, 2011

Under new Securities and Exchange Commission rules, shareholders may now access Hancock Holding Company proxy materials for the 2011 Annual Meeting of Shareholders on the Internet. Complete proxy materials that are provided to you in paper copy are also available for your review on the Internet and we encourage you to access and review all of the important information in the proxy materials before voting.

The proxy statement and annual report to shareholders are available at the following internet website address: http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=100308

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

James B. Estabrook, Jr.	Carl J. Chaney	John M. Hairston
Chairman of the Board	President & CEO	CEO & Chief Operating Officer

Hancock Holding Company

One Hancock Plaza

2510 14th Street

Gulfport, Mississippi 39501

Proxy Statement

February 28, 2011

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Hancock Holding Company (the “Company” or “HHC”) for the annual meeting of shareholders to be held on March 31, 2011, 5:30 p.m., local time, at Hancock Bank, One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi. Only shareholders of record at the close of business on February 22, 2011 are entitled to notice of and to vote at the meeting. It is expected the Proxy Materials will be mailed on or about February 28, 2011.

This proxy solicitation is made by the Board of Directors of HHC. Nominees are advised prior to the record date to submit their request for proxy solicitation materials, and they are shipped overnight to nominees or their designated agent for process to non-objecting beneficial owners and objecting beneficial owners.

Holders of record of the Company’s Common Stock, par value $3.33 per share (the “Common Stock”) as of February 22, 2011 (the “Record Date”) are entitled to vote at the meeting or any adjournment thereof. Each share of Common Stock entitles the holder thereof to one (1) vote on each matter presented at the Annual Meeting for shareholder approval. As of the Record Date, 36,914,746 shares of Common Stock were outstanding and entitled to vote. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding and entitled to vote on February 22, 2011 will constitute a quorum.

Pursuant to Mississippi Law and the Company’s Bylaws, action on a matter (other than the election of Directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Company’s Articles of Incorporation or Mississippi Law specifically requires a greater number of affirmative votes on a particular matter. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the meeting. Broker non-votes and shareholder abstentions are not counted in determining whether or not a matter has been approved by shareholders.

Pursuant to Mississippi Law and the Company’s Bylaws, directors are elected by a plurality of the votes cast in the election of directors. A “plurality” means that the individuals with the largest number of favorable votes are elected as directors, up to the maximum number of directors to be chosen at the meeting.

Shareholders of the Company do not have cumulative voting rights with respect to the election of directors at the Annual Meeting. A shareholder has the right to vote the number of shares owned in the election of each director. With respect to the election of four (4) directors to hold office for the terms indicated herein, the nominees receiving the most votes, up to four (4), will be elected. If the Proxy is marked to vote for the four (4) directors as a group, one vote will be cast for each director for each share entitled to vote. If any shareholder wishes to vote for fewer than four (4) directors, they may line through or otherwise strike out the name of any nominee.

Any person giving a Proxy has the right to revoke it at any time before it is exercised. A shareholder may revoke their Proxy: (1) by personally appearing and choosing to vote at the Annual Meeting; (2) by written notification to the Company which is received prior to the exercise of the Proxy; or (3) by a subsequent Proxy executed by the person executing the prior Proxy and presented at the Annual Meeting. All properly executed Proxies, if not revoked, will be voted as directed on all matters proposed by the Board of Directors, and, if the shareholder does not direct to the contrary, the shares will be voted “FOR” Items 1, 2, and 3, and for three (3) years on Item 4 as described below.

Corporate Communications, Inc. is contracted by the Company to solicit proxies at a cost of approximately $3,500, plus customary expenses. The contact at Corporate Communications, Inc. is Mr. Roy Alley, 523 Third Avenue South, Nashville, Tennessee 37210. He can be reached at telephone number (615) 254-3376. All nominees and brokers will be reimbursed the allowable charges as per U.S. Securities and Exchange Commission regulations. The Company will bear the cost of the solicitation of proxies. All requests for payment should be directed to: Hancock Holding Company, Attention Paul D. Guichet, Corporate Investor Relations Department, P.O. Box 4019, Gulfport, MS 39502. Solicitation of proxies will be primarily by mail. Officers, directors, and employees of the Company and its subsidiaries, Hancock Bank, Hancock Bank of Louisiana, and Hancock Bank of Alabama (hereinafter referred to collectively as the “Banks”) also may solicit Proxies personally.

Any shareholder, or their appointed agent, who has any questions concerning the procedures for voting their proxy or the annual meeting should contact the Corporate Investor Relations Department, attention Paul D. Guichet at (228) 563-6559 or 1-800-522-6542 ext. 86559.

MANAGEMENT PROPOSALS:

ITEM 1 — ELECTION OF DIRECTORS

The Board of Directors, by a vote of a majority of the full Board, has nominated the persons named below for election to serve as directors. The term of each four (4) newly elected directors will expire at the Annual Meeting of Shareholders as indicated or when his successor has been elected and qualified.

The Company’s Articles of Incorporation provide for a Board of at least nine (9) directors classified into three (3) classes of directors. As of December 31, 2010, the number of directors was fourteen (14), in accordance with the Company’s Articles of Incorporation. At each annual meeting each class of directors whose term has expired will be elected to hold office until the third succeeding annual meeting or until their successor has been elected and qualified.

It is the intent of the persons named in the Proxy to vote such Proxy “FOR” the election of the nominees listed below, unless otherwise specified in the Proxy. In the event that any such nominee should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the Proxy will vote for the election of such person in the place of such nominee as the Board of Directors may recommend.

Nominations for the election to the Board of Directors, other than those made by or at the direction of the Board of Directors, may be made by a shareholder by delivering written notice to the Company’s Corporate Secretary not less than fifty (50) nor more than ninety (90) days prior to the meeting at which directors are to be elected, provided that the Company has mailed the first notice of the meeting at least sixty (60) days prior to the meeting date. If the Company has not given such notice, shareholder nominations must be submitted within ten (10) days following the earlier of: (i) the date that notice of the date of the meeting was first mailed to the shareholders, or (ii) the date on which public disclosure of such date was made. The shareholder’s notice must set forth as to each nominee: (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the class and number of shares of the Company’s Common Stock which are beneficially owned by such nominee; and (iv) any other information relating to such nominee that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of Directors. The shareholder’s notice must also set forth as to the shareholder giving notice: (i) the name and address of such shareholder; and (ii) the class and amount of such shareholder’s beneficial ownership of the Company’s Common Stock.

If the information supplied by the shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the Annual Meeting may determine that such shareholder’s nomination should not be brought before the meeting and that such nominee shall not be eligible for election as Director of the Company.

NOMINEES FOR DIRECTOR

Frank E. Bertucci - currently a Director

Additional information for Mr. Bertucci can be found in the section describing directors of the Company.

Carl J. Chaney - currently a Director

Additional information for Mr. Chaney can be found in the section describing directors of the Company.

Thomas H. Olinde - currently a Director

Additional information for Mr. Olinde can be found in the section describing directors of the Company.

John H. Pace - currently a Director

Additional information for Mr. Pace can be found in the section describing directors of the Company.

The Board of Directors Recommends you vote FOR each of the nominees set forth above.

ITEM 2 — APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2011, and until their successors are selected.

The Company has been advised that neither the firm nor any of its partners has any direct or any material indirect financial interest in the securities of the Company or any of its subsidiaries, except as auditors and consultants on accounting procedures and tax matters. The Board anticipates that representatives of PricewaterhouseCoopers LLP will be in attendance at the Annual Meeting and will be available to respond to questions.

Although not required to do so, the Company’s Board of Directors has chosen to submit its appointment of PricewaterhouseCoopers LLP for ratification by the Company’s shareholders. It is the intention of the persons named in the proxy to vote such proxy FOR the ratification of this appointment. If this proposal does not pass, the Board of Directors will reconsider the matter. The proposal will be ratified if the votes cast favoring the appointment exceed the votes cast opposing it.

The Board of Directors Recommends you vote FOR Item 2.

ITEM 3 — ADVISORY VOTE ON COMPENSATION OF EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and regulations promulgated there under require us to conduct a separate shareholder vote to approve the compensation of named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the compensation discussion and analysis, the compensation tables, and any related material). The Dodd-Frank Act further provides that this shareholder vote shall not be binding on the issuer or board of directors of an issuer, and may not be construed: 1) as overruling a decision by such board of directors; 2) to create or imply any change to the fiduciary duties of such issuer or board of directors; or 3) to create or imply any additional fiduciary duties for such issuer or board of directors. On January 25, 2011, the Securities and Exchange Commission adopted final rules implementing this requirement of the Dodd-Frank Act.

The above-referenced provisions give you as a shareholder the right to endorse or not endorse our executive compensation through the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers of the Company as set forth under the heading ‘COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS’ in the 2011 Proxy Statement, including the compensation discussion and analysis, the compensation tables and any related material.”

Because your vote is advisory, it will not be binding on the Company or the Board. However, the Compensation Committee will take into account the voting results when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that shareholders vote FOR approval of the resolution.

ITEM 4 — ADVISORY VOTE ON FREQUENCY OF NON-BINDING SHAREHOLDER VOTE TO APPROVE COMPENSATION OF EXECUTIVE OFFICERS

As discussed above, the Dodd-Frank Act and regulations promulgated there under require us to conduct a separate shareholder vote to approve the compensation of named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the compensation discussion and analysis, the compensation tables, and any related material). The Dodd-Frank Act further provides that this shareholder vote shall occur every 1, 2, or 3 years. Shareholders are entitled to cast an advisory (non-

binding) vote to reflect the desired frequency of such vote as being every 1, 2, or 3 years. On January 25, 2011, the Securities and Exchange Commission adopted final rules implementing this requirement of the Dodd-Frank Act.

The above-referenced provisions give you as a shareholder the right to vote on the frequency of future non-binding shareholder votes to approve executive compensation.

The proxy card attached to this Proxy Statement includes four choices with regard to the desired frequency of the shareholder vote to approve executive compensation: The proxy card provides you with the ability to vote for one of the following: 1 year; 2; years; 3 years; or Abstain. As discussed below, it is the Board’s recommendation that the frequency of the vote be held once every three (3) years. However, you are not being asked to approve or disapprove the Board’s recommendation.

Because your vote is advisory, it will not be binding on the Company or the Board. However, the Nominating and Corporate Governance Committee will take into account the voting results when scheduling future shareholder votes on executive compensation.

The Board of Directors unanimously recommends that shareholders vote for holding the required non-binding shareholder vote to approve Executive Compensation once every 3 years.

DIRECTORS OF HHC

Note: * indicates independent director under the independence standards applicable to the Company.

Alton G. Bankston*

Director of the Company since 2005. Mr. Bankston is the retired owner of Bankston Paint Center, Inc., Biloxi, Mississippi from 1970 to 2007. He is the former president of the Greater Biloxi Economic Foundation and a past director of the Mississippi Gulf Coast Community College Board. Mr. Bankston is a current member of the University of Southern Mississippi President’s Advisory Board and the University of Southern Mississippi Foundation Board. Mr. Bankston has been an Advisory Director of Hancock Bank since 1995.

Term of Office: For a three-year period to expire 2012.

Age: 69

Frank E. Bertucci*

Director of the Company since 2000. Since 1978, Mr. Bertucci has been employed with F.E.B. Distributing Co., Inc., a regional beverage wholesaler and currently serves as its President. Mr. Bertucci is also Chief Executive Officer of Capital City Beverage, Jackson, Mississippi. He is a director of the Mississippi Malt Beverage Association in Jackson, Mississippi and a director of Fullhouse Venture Company L.P. of Gulfport, Mississippi. Mr. Bertucci has been an Advisory Director of Hancock Bank since 1995.

Term of Office: For a three-year period to expire 2014.

Age: 54

Carl J. Chaney

Director of the Company since 2006. Mr. Chaney is President and Chief Executive Officer of Hancock Holding Company and has served as President since 2008; he has been Chief Executive Officer of Hancock Holding Company since 2006. He served as Chief Financial Officer and Executive Vice President of the Company, Hancock Bank, Gulfport, Mississippi and Hancock Bank of Louisiana from 1998 to 2006. He has been a Director of Hancock Bank of Alabama since 2007. Mr. Chaney is a Director of Mississippi Power Company,

Gulfport, Mississippi. Mr. Chaney is a Director of Gulf Coast Business Council; a Director of Gulf Coast Renaissance Corporation; a Board Member of The University of Mississippi Banking and Finance Committee; Chairman Elect and Director of the Mississippi Banker’s Association; Treasurer and Director of the Mississippi Economic Council; and a Director of the Mississippi Partnership for Economic Development.

Term of Office: For a three-year period to expire in 2014.

Age: 49

Don P. Descant *

Director of the Company since 2005. Mr. Descant has been the President of M.D. Descant Inc. (general contractors) since 1970 and is a former President of the Louisiana Association of General Contractors. He is on the Eagle Scout Review Committee for the Boy Scouts of America and is the former President of the Bunkie Chamber of Commerce. Mr. Descant has been a Director of Hancock Bank of Louisiana since 1995.

Term of Office: For a three-year period to expire in 2013.

Age: 62

James B. Estabrook, Jr.*

Director of the Company since 1995. Appointed Chairman of the Board in 2009, Mr. Estabrook’s principal occupation has been as President of Estabrook Motor Co., Inc. since 1967. Mr. Estabrook also serves in the capacities at the companies indicated: Chairman of Ford Dealer Advertising Fund (Southern Quality Dealers); Secretary & Treasurer/Director of Versant Holding Company; President of Estabrook Automotive, Inc. (automobile dealerships); President of Auto Credit, Inc. (automobile finance business); President, Estabrook Properties, LLC (real estate business); President, Falcon Leasing and Rental, Inc., (daily rental automobile business); President of Gulf Coast Financial Corp., Inc; Pascagoula, Mississippi; and an Advisory Director of Hancock Bank since 1985.

Term of Office: For a three-year period to expire in 2013.

Age: 66

John H. Hairston

Director of the Company since 2006. Mr. Hairston was named Chief Operating Officer, Hancock Holding Company in 2008 and has been Chief Executive Officer of Hancock Holding Company since 2006. He served as Chief Operations Officer from 1994 to 2006 and as Executive Vice President of the Company, Hancock Bank, Gulfport, Mississippi, and Hancock Bank of Louisiana from 1994 to 2006. Mr. Hairston is on the Board of Directors for the Mississippi River Conservation Society; a member of the Mississippi Gaming Commission; on the Board of Directors of Mississippi Information Technology Services; a member of the Gulf Coast Business Council Executive Board; and on the Board of Trustees for the Ohr-O’Keefe Museum.

Mr. Hairston is an Advisory Director of Hancock Bank of Florida (which merged into Hancock Bank effective January 1, 2010) since 2003.

Term of Office: For a three-year period to expire in 2012.

Age: 47

Randall W. Hanna*

Named Director of the Company in 2009. Mr. Hanna has been Chairman and Managing Shareholder of Bryant Miller Olive (legal firm) since 1984. He is also Chairman of the Board of Integrity Public Finance Consulting. He is a past chairman of the Greater Tallahassee Chamber of Commerce, a former member of Florida A & M University Board of Trustees, a past chairman of the State Board of Community Colleges; and a past chairman of the Florida Board of Bar Examiners.

Term of Office: For a three-year period to expire in 2013.

Age: 52

James H. Horne*

Director of the Company since 2000. Mr. Horne is currently President of Handy Lock Holding, Inc. and the owner of Capital Properties, Inc. and Valuation Specialist, Inc. which specialized in real estate development and appraisal from 1979 to 2005. Handy Lock Holding, Inc. is the parent company of Ocean Springs Self Storage, Inc., Ocean Springs, Mississippi; Gulfport Self Storage, Inc., Gulfport, Mississippi; Grelot Self Storage, Inc., Gautier, Mississippi; and Market Street Properties (self storage business), Biloxi, Mississippi. An Advisory Director of Hancock Bank since 1995.

Term of Office: For a three-year period to expire 2012.

Age: 58

Jerry L. Levens*

Named Director of the Company in 2009. Mr. Levens, a Certified Public Accountant and Certified Fraud Examiner, has been a Director of Hancock Bank (Mississippi ) since 2008. He has been a Partner in Alexander, Van Loon, Sloan, Levens, and Favre, PLLC Certified Public Accountants in Gulfport, MS since 1992. Mr. Levens is a member of the American Institute of CPAs (AICPA) and Mississippi Society of CPAs (MSCPA) since 1979. He is Treasurer of the Mississippi Gulf Coast Chamber of Commerce and Chairman of the pastoral council of St. Thomas Catholic Church. He is a member of the Mississippi State Board of Public Accountancy, American Institute of Certified Public Accountants, and the Mississippi Society of CPAs.

Term of Office: For a three-year period to expire in 2012.

Age: 54

Thomas H. Olinde*

Named Director of the Company in 2009. Director of Hancock Bank of Louisiana since 2006. Mr. Olinde has been the President of Olinde Hardware and Supply Co., Inc. since 1997. He also serves as a Director of B. Olinde and Sons Co., Inc. Mr. Olinde currently serves as Chairman of the Furniture Marketing Group and is currently a board member of the National Home Furnishings Association. Additionally, Mr. Olinde is a former member of the Broyhill Furniture National Dealer Council and past director of the National Coalition of Community and Justice.

Term of Office: For a three year period to expire in 2014.

Age: 55

John H. Pace*

Director of the Company since 2005. Chairman of the Board, Hancock Bank of Louisiana since 2005. Retired President of Interstate Companies of Louisiana, Inc. Director of Hancock Bank of Louisiana since 1990; an Advisory Director of Hancock Bank since 2002.

Term of Office: For a three-year period to expire in 2014.

Age: 80

Christine L. Pickering*

Director of the Company since 2000. Ms. Pickering is a Certified Public Accountant and owner of Christy Pickering, CPA since 1991. She is a member of the American Institute of Certified Public Accountants. Ms. Pickering is a director of Mississippi Power Company, Gulfport, Mississippi, where she serves as the Chair of the Controls and Compliance Committee. She is a Board member and Audit Committee Chair of Infinity, Inc., a Board member and Audit Committee Chair of Gulf Coast Renaissance Corporation, and a Trustee of the Mississippi Institutions of Higher Learning. An Advisory Director of Hancock Bank since 1995.

Term of Office: For a three-year period to expire in 2012.

Age: 50

Robert W. Roseberry

Director of the Company since 2001. Retired, former President of Northern Division of Hancock Bank, Gulfport, Mississippi, from 2001 to 2007. Chairman and Chief Executive Officer of Lamar Capital Corporation from 1998 to 2001. President and Chief Executive Officer of Lamar Bank from 1986 to 1998. Owner of Pine Lake Farms, LLC. Mr. Roseberry served in various capacities with Lamar Bank from 1971 to 1986. Director of Lamar Bank from 1972 to 2001.

Term of Office: For a three-year period to expire in 2013.

Age: 60

Anthony J. Topazi*

Director of the Company since 2007. Mr. Topazi is currently the Chief Operating Officer of Southern Company and past President and Chief Executive Officer, Mississippi Power Company from 2004 to September 2010. Mr. Topazi also serves on the Board of the Federal Reserve Bank, New Orleans Branch. An Advisory Director of Hancock Bank since 2004.

Term of Office: For a three-year period to expire in 2013.

Age: 60

Carl J. Chaney and Christine L. Pickering are directors of Mississippi Power Company, Gulfport, Mississippi. None of the other directors of the Company are, or have been during the past five years, directors of another company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the reporting requirements of Section 15(d) of the Act, or registered as an investment company under the Investment Company Act of 1940.

A majority of the Company’s directors are independent as defined in NASDAQ’s Global Listing Standards. No family relationship exists between any directors, executive officers, or persons nominated to become a director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2010, there were no filing deadlines missed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning the number of shares of Common Stock of the Company held as of December 31, 2010 by the only shareholders who are known to management to be the beneficial owners of more than five percent (5%) of the Company’s outstanding shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) of Common Stock		Percent of Class
Hancock Bank Trust Department One Hancock Plaza Gulfport, Mississippi 39501	5,617,859.0	(1)	15.22%

Blackrock Fund Advisors 400 Howard Street San Francisco, CA 94105-2228	2,103,553		5.34%

(1)

Consists of shares held and voted by the Hancock Bank Trust Department as trustees for 120 different accounts. Within these 120 accounts, the Trust Department has sole voting rights on 5,617,859.0 shares. The Trust Department of the Bank has the sole right to dispose of 4,860,618.1 shares and the shared right to dispose of 311,954.0 shares.

SECURITY OWNERSHIP OF MANAGEMENT

(As of November 30, 2010)

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) of Common Stock		Percent of Class
Directors
Alton G. Bankston	5,955	(2)	0.02%
Frank E. Bertucci	6,289	(3)	0.02%
Carl J. Chaney	203,550	(4)	0.52%
Don P. Descant	6,006	(1)	0.02%
James B. Estabrook, Jr.	29,412	(5)	0.07%
John M. Hairston	180,281	(6)	0.46%
Randall W. Hanna	3,818	(7)	0.01%
James H. Horne	46,784	(8)	0.12%
Jerry L. Levens	2,250	(9)	0.01%
Thomas H. Olinde	4,967	(10)	0.01%
John H. Pace	6,472	(11)	0.02%
Christine L. Pickering	5,369	(12)	0.01%
Robert W. Roseberry	146,405	(13)	0.37%
Anthony J. Topazi	3,788	(14)	0.01%

Executive Officers
Michael M. Achary	53,266	(15)	0.14%
Edward G. Francis	50,043	(16)	0.13%
Richard T. Hill	69,606	(17)	0.18%
D. Shane Loper	66,652	(18)	0.17%
Joy Lambert Phillips	48,844	(19)	0.12%
Clifton J. Saik	85,075	(20)	0.22%
Samuel B. Kendricks	19,702	(21)	0.05%
Robert A. Seals, Jr.	39,146	(22)	0.10%
Directors and Executive Officers	1,083,680	(23)	2.75%

(1)	Constitutes sole ownership unless otherwise indicated.
(2)	Includes 2,389 shares held jointly with Mr. Bankston’s spouse and 1,819 shares held in the Company’s Non-Qualified Deferred Compensation Plan.
(3)	Includes 4,121 shares held in the Company’s Dividend Reinvestment Plan.
(4)

Includes 16,700 shares held by Mr. Chaney’s spouse; 200 shares held jointly by Mr. Chaney and his spouse; 31 shares held jointly by Mr. Chaney’s and his spouse in the Company’s Dividend Reinvestment Plan; 712 shares for the benefit of Mr. Chaney’s children; 7,343 shares in the Company’s Dividend Reinvestment Plan; 1,216 shares held in the Company’s Non-Qualified Deferred Compensation Plan; 72,000 options and 3,000 restricted stock awards granted by Mr. Chaney in the 1996 Long-Term Incentive Plan (“1996 LTIP”); 66,995 options, 15,786 restricted stock awards, and 4,065 performance stock awards granted in the 2005 Long-Term Incentive Plan (“2005 LTIP”).

(5)	Includes 2,804 shares held in the Company’s Non-Qualified Deferred Compensation Plan.

(6)

Includes 348 shares for the benefit of Mr. Hairston’s children; 1 share held in the Company’s Dividend Reinvestment Plan; 2,365 shares held in the Company’s Non-Qualified Deferred Compensation Plan, 43,000 options and 3,000 restricted stock awards granted to Mr. Hairston in the 1996 LTIP; 66,995 options, 14,749 restricted stock awards, 1,346 deferred performance stock units, and 2,719 performance stock awards granted in the 2005 LTIP.

(7)	Includes 350 shares held in a 401k; 1,489 shares held in the Company’s Non-Qualified Deferred Compensation Plan, and 32 shares held jointly with his spouse in the Company’s Dividend Reinvestment Plan.
(8)

Includes 1,493 shares held by Mr. Horne’s spouse in an IRA; 2,614 shares held in an IRA; 1,395 shares owned jointly by Mr. Horne and his spouse; 7,577 shares held in the Company’s Non-Qualified Deferred Compensation Plan; 4,500 shares held jointly by Mr. Horne’s spouse in the Dividend Reinvestment Plan; and 26,971 shares held by companies Mr. Horne holds a majority or partial interest.

(9)	Includes 1,578 shares held in the Company’s Non-Qualified Deferred Compensation Plan.
(10)	Includes 1,336 shares held in the Company’s Non-Qualified Deferred Compensation Plan and 631 shares held in the Company’s Dividend Reinvestment Plan.
(11)	Includes 2,711 shares held in the Company’s Dividend Reinvestment Plan and 2,452 shares held in the Company’s Non-Qualified Deferred Compensation Plan.
(12)

Includes 200 shares held by Ms. Pickering’s spouse in an IRA; 1,169 shares held in an IRA; 44 shares held in the Company’s Dividend Reinvestment Plan; 3,490 shares held in the Company’s Non-Qualified Deferred Compensation Plan.

(13)	Includes 14,776 shares held by Mr. Roseberry’s spouse; 19,313 shares held jointly with Mr. Roseberry’s spouse; 18,728 shares held jointly with Mr. Roseberry’s children.
(14)	Includes 1,942 shares held jointly with Mr. Topazi’s spouse; 626 shares in the Company’s Non-Qualified Deferred Compensation Plan; and 471 shares held In the Company’s Dividend Reinvestment Plan.
(15)

Includes 3,276 shares held in an IRA, 786 shares held in the Company’s Dividend Reinvestment Program; 4,119 shares held in the Company’s 401k Plan; 7,500 options and 1,200 restricted stock awards granted to Mr. Achary in the 1996 LTIP; 25,703 options, 6,546 restricted stock awards, and 1,579 performance stock awards granted in the 2005 LTIP.

(16)

Includes 300 shares held in an IRA; 4,137 shares held in the Company’s 401k Plan; 454 shares held in the Company’s Non-Qualified Deferred Compensation Plan; 12,500 options and 1,200 restricted stock awards granted to Mr. Francis in the 1996 LTIP; 24,284 options, 5,692 restricted stock awards, 59 deferred performance stock units, and 1,410 performance stock awards granted in the 2005 LTIP.

(17)

Includes 7,816 shares held in the Company’s 401k Plan; 786 shares held in the Company’s Dividend Reinvestment Plan; 1,124 shares held in the Employee Stock Purchase Plan; 5,000 shares held in an IRA; 9,000 option and 1,500 restricted stock awards granted to Mr. Hill in the 1996 LTIP; 24,284 options, 6,219 restricted stock awards, and 1,501 performance stock awards granted in the 2005 LTIP.

(18)

Includes 113 shares held by Mr. Loper’s spouse in the Company’s Dividend Reinvestment Plan; 39 shares held by Mr. Loper’s spouse; 164 shares held in the Employee Stock Purchase Plan; 630 shares held in the Company’s Non-Qualified Deferred Compensation Plan; 2,272 shares held in the Company’s 401k Plan; 2,586 shares held in the Company’s Dividend Reinvestment Plan; 23,500 options and 1,500 restricted stock awards granted to Mr. Loper in the 1996 LTIP; 25,703 options, 6,546 restricted stock awards, 950 deferred performance stock units, and 629 performance stock awards granted in the 2005 LTIP.

(19)

Includes 150 shares held by Ms. Phillip’s spouse, 483 shares held in the Company’s Dividend Reinvestment Plan; 1,932 shares held in the Company’s Non-Qualified Deferred Compensation Plan; 1,000 shares held in an IRA; 17,600 options and 1,000 restricted stock awards granted to Ms. Phillips in the 1996 LTIP; 14,841 options, 3,848 restricted stock awards, and 1,062 performance stock awards granted in the 2005 LTIP.

(20)

Includes 8,181 shares held in the Company’s 401k Plan, 647 shares held in the Company’s Non-Qualified Deferred Compensation Plan; 1,430 shares held in an IRA; 42,000 options and 1,500 restricted stock awards granted to Mr. Saik in the 1996 LTIP; 16,912 options, 4,642 restricted stock awards, and 1,592 performance stock awards granted in the 2005 LTIP.

(21)

Includes 1,500 shares held in an IRA account; 1,668 shares held in the Company’s 401k Plan; 102 shares held in the Company’s Employee Stock Purchase Plan; 1,440 options and 300 restricted stock awards awarded to Mr. Kendricks in the 1996 LTIP; 10,871 options, 2,838 restricted stock awards, and 597 performance stock awards granted in the 2005 LTIP.

(22)

Includes 1,724 shares held in an IRA; 3,466 shares held in the Company’s 401k Plan; 986 shares held in the Company’s Dividend Reinvestment Plan; 832 shares held in the Company’s Non-Qualified Deferred Compensation Plan; 7,200 options and 300 restricted stock awards granted to Mr. Seals in the 1996 LTIP; 10,114 options, 1,712 restricted stock awards, and 602 performance stock awards granted in the 2005 LTIP.

(23)	Includes all shares held as a group by all the Company Directors and Executive Officers. This group consists of 22 persons.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s compensation philosophy, policies, and practices for 2010 as applicable to the Company’s executives, including the Named Executive Officers (“NEOs”). The CD&A describes the structure and rationale associated with each material element of the NEOs’ total compensation, addresses the reason for employing each compensation element, and explains the relationship between each element; also, the CD&A provides important context for the detailed disclosure tables which specify compensation amounts provided following the CD&A.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The central principle of the Company’s compensation philosophy is that executive compensation should be aligned with shareholder value and determined primarily by overall Company performance. The Board of Directors (the “Board”) and the Executive Management team are charged with the purpose of providing financial services to our communities, facilitating commerce and creating opportunities for people. Hancock has adopted a pay-for-performance compensation philosophy which seeks to serve as a representative model for executive compensation among high-performing banks in the financial services industry. To implement this pay-for-performance approach, the Company ties compensation directly to specific performance targets. The executive’s annual cash incentive, as well as performance stock awards is tied to the performance targets of Net Income, Average Annual Deposits and Average Annual Loans, which are defined through the annual budgeting process and approved by the Board and the Compensation Committee (the “Committee”). The Company’s goal is to establish a comprehensive pay-for-performance program to support Hancock’s strategic plan.

The Company’s executive compensation programs are designed to achieve the following primary objectives:

•	Drive performance relative to the Company’s financial goals, balancing short-term and intermediate operational objectives with long-term strategic goals;

•	Align executives’ long-term interests with those of shareholders;

•	Attract and retain the highly-qualified executives needed to achieve the Company’s goals and to maintain a stable executive management group;

•	Deliver compensation efficiently, providing value to the executive at the least possible cost to the bank;

•	Allow flexibility in responding to changing laws, accounting standards, and business needs, as well as the constraints and dynamic conditions in the Gulf South banking market; and

•	Place a significant portion of total compensation at risk, contingent on Company performance.

The Company strives to achieve a market position for an executive’s total compensation at approximately the upper quartile of a peer group of comparably-sized regional financial institutions assuming the Company’s performance is performing consistently with that peer group. The Company believes that this positioning is appropriate to attract and retain top-caliber talent in a very competitive national market. The competitive positioning of compensation at the upper quartile of the market is comparable to the expected competitive positioning of the Company’s financial performance against high performing financial institutions.

The Company desires to create short-term and long-term incentive opportunities for Executive Management. Over the long-term, Hancock seeks to align Executive Management interests with those of the shareholders’ by establishing equity ownership opportunities. For members of the Executive Management team, the cash portion of compensation is tied directly to the Company’s budgeted net income and average loan and deposit growth as specified in the Management Incentive Plan. In addition, the Company uses the following performance objectives to determine compensation levels: Return on Assets, Return on Equity, Net Interest Margin, Efficiency Ratio, After Tax Net Income and Peer Bank comparisons. For Peer Bank comparisons, the following metrics are used: Return on Assets, Return on Equity, Efficiency Ratio, Net Interest Margin, Loan to Deposit Ratio, Net Charge-Offs to Average Loans, Non-Performing Asset Ratio, Average Earning Asset Yield, Total Cost of Funds, Stock Appreciation and Price to Book Ratio. With these performance objectives, the company believes that its executives are incented to make sound decisions regarding risk and financial return. The company also believes that the total compensation package aligns the executives interests with that of the shareholder and therefore does not reward taking excessive short-term risk to generate individual executive gains while creating higher financial and market risk for the company. For performance above target levels, the Company’s philosophy is to pay compensation above the median level of the market. Consistent with the philosophy of linking compensation to performance, the Company’s compensation plans are designed to position total executive compensation at approximately the upper quartile of the peer group when the Company performance achieves its maximum incentive goals. The maximum incentive goals are generally set at levels comparable to the upper quartile of peer financial performance and take into account the Company’s strategic goals.

COMPENSATION-RELATED GOVERNANCE AND ROLE OF THE COMPENSATION COMMITTEE

Committee Charter and Members

The primary purpose of the Committee is to aid the Board in discharging its responsibilities relating to the compensation of the Company’s Chief Executive Officers (“CEOs”) and other executive officers of the Company and its subsidiaries having the rank of Executive Vice President or higher and who report directly to the CEOs. The Committee has overall responsibility for evaluating and approving the Company’s compensation plans, policies and programs. In performing its oversight role, the Committee reviews the CD&A for compliance with regulation S-K and ensures the content accurately describes the Company’s compensation program and actions. The Committee recommends annually to the Board whether the CD&A should be included in its Annual Report on Form 10-K for the current fiscal year. The Compensation Committee Charter, which further outlines the Committee’s responsibilities and duties, appears on the Company’s website under Investor Relations - Corporate Governance - Committee Charters. The Compensation Committee Charter is available in print upon request from Paul D. Guichet, Vice President, Corporate Investor Relations. As of December 31, 2010, the members of the Company’s Compensation Committee were Frank E. Bertucci (Chairperson), Anthony J. Topazi, and Don P. Descant, each of whom is “independent” within the meaning of NASDAQ’s Global Listing Standards, is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986.

Interaction with Consultants

The Committee has historically engaged compensation consultants and advisors to provide input on both Board and executive compensation issues. In 2010, the Committee commissioned Pearl Meyer & Partners, LLC to conduct an independent, third-party peer compensation review of twenty-three (23) similar banking institutions. Pearl Meyer & Partners reported directly to the Committee and worked with management and members of the Human Resources Department on behalf of the Committee, as needed. In this capacity, Pearl Meyer & Partners identified factors used to establish a peer group of banks for Hancock, such as asset size, asset growth of the institution, geographic footprint, number of branches, similar business organization and financial performance.

Pearl Meyer & Partners studied compensation at the twenty-three (23) peer banks and provided in-depth written and oral reports to the Committee. Through the peer-review process conducted by Pearl Meyer & Partners, the Board and management were able to assess executive compensation against banking industry peers.

In order to determine compensation levels for the NEOs, the committee uses the peer study and the Committee’s own deliberations on the executive’s performance and contribution to the organization. In keeping with the Committee’s operating policy, an external executive compensation study is conducted every two years and includes a review of available peer proxy information to include base salary, cash bonus, equity grants, perquisites and all other forms of compensation to the executive.

Compensation Committee Interlocks and Insider Participation

Carl J. Chaney, an executive officer of the Company, also serves as a director of Mississippi Power Company, is a member of its Compensation Committee and serves as Chairperson. During the fiscal year completed December 31, 2010, Mr. Topazi, a director of the Company and a member of the Company’s Compensation Committee, also served as an executive officer of Mississippi Power Company.

Role of Executives in Compensation Committee Deliberations

The Committee frequently requests the CEOs to be present at Committee meetings to discuss executive compensation and evaluate Company and individual performance. In addition, the Committee works closely with the Chief Risk Officer and Human Resources, who provide administrative support to the Committee, as requested. Occasionally, other executives may attend a Committee meeting to provide pertinent financial, tax, accounting, or operational information. Executives in attendance may provide their insights and suggestions, but only independent Committee members may vote on decisions regarding executive compensation.

The Committee discusses the CEOs’ compensation and performance conferring with them on substantive matters involving Company performance, preferences as to types of compensation, and the relationship between elements of compensation. However, final deliberations and all votes regarding their compensation are made in executive session, without the CEOs present. The Committee also determines the compensation for the other NEOs, based on the CEOs’ input and the evaluation of executive performance.

Compensation Committee Activity

In 2010, the Committee met eight (8) times and took the actions listed below. Specific recommendations and compensation changes are discussed elsewhere in the CD&A under “COMPENSATION FRAMEWORK – Pay Components”.

•	Reviewed and approved the 2009 Compensation Discussion & Analysis to be included in proxy statement and Form 10-K, including the proxy tables;

•	Reviewed proposals and selected an external consultant to conduct the executive and Board compensation review;

•	Reviewed and affirmed the Committee charter and the corporate compensation philosophy;

•	Reviewed and ratified the Bank Owned Life Insurance (BOLI) policy;

•	Reviewed and approved the selection of the peer bank group used in the executive compensation review;

•	Reviewed the Company’s progress against the 2010 Management Incentive Plan and approved a reduction in the accrual for the corporate component of the plan;

•	Reviewed the executive compensation study and the board of director competitive analysis reports from Pearl Meyer & Partners;

•	Reviewed and approved the 2010 equity grants to executive officers;

•	Reviewed and approved adjustments to the CEOs and Management Committee Members base compensation and Management Incentive Plan target incentive;

•	Reviewed and approved director retainer and fees adjustments effective for January 1, 2011;

•	Reviewed and approved implementation of a plan trigger to the 2010 Management Incentive Plan, along with the increase of the maximum incentive payout from 125% to 200%;

•	Reviewed and conditionally approved the 2010 Management Incentive Plan corporate component funding level;

•	Reviewed and funded the 2010 contributions to the Non-Qualified Deferred Compensation Plan supplemental contribution accounts for eight executives; and

•	Reviewed and approved the 2010 Employee Stock Purchase Plan, which replaced the Hancock Holding Company Employee Stock Purchase Plan effective December 31, 2010.

COMPENSATION FRAMEWORK

The discussion of the Company’s compensation framework in this section of the CD&A describes the following three aspects of our executive compensation policies and programs:

•	Pay components – a discussion of each element of total compensation, including the rationale for each and how each component relates to the total compensation structure.

•	Pay level – the factors used to determine the compensation opportunity, or potential payment amount at different performance levels, for each pay component.

•	Relationship to performance – how the Company determines appropriate performance measures and goals for incentive plan purposes, as well as how pay levels change as a function of performance.

Pay Components - Overview

The Company’s executive compensation program includes the components listed below.

•	Salary – fixed base pay that reflects each executive’s position, individual performance, experience, and expertise.

•

Annual Cash Incentive – pay that varies based on performance against annual business objectives; the Company communicates the associated performance metrics, goals, and award opportunities (expressed as a percentage of salary) to the executives at the beginning of the year.

•	Long-Term Incentives – equity-based awards (stock options and restricted stock) with values driven by individual and company performance.

•

Supplemental Executive Retirement Plan (“SERP”), a component of the Non-Qualified Deferred Compensation Plan – which may include Company contributions that are based on annual individual and Company performance. Inclusion in and contributions to the SERP program are determined by the Committee.

•	Other Compensation – perquisites consistent with industry practices in comparable banks, as well as broad-based employee benefits such as medical, dental, disability, and life insurance coverage.

Salary

The Company pays its executives cash salaries intended to be competitive and take into account the individual’s experience, performance, responsibilities, and past and potential contribution to the Company. The Committee annually reviews the salary of the CEOs. In addition, salaries paid to executive officers are reviewed annually by the CEOs and the Chief Risk Officer based upon subjective assessment of the nature of the position, the contributions, experience and Company tenure of the executive officer. The CEOs recommend base salary adjustments for all executive officers to the Committee. The Committee has established a target of the 50th percentile of peers for base salary of the NEOs.

For the year ended December 31, 2010, the following base salaries were paid:

Carl J. Chaney	$432,073
John M. Hairston	$432,073
Michael M. Achary	$252,750
Clifton J. Saik	$274,539
Richard T. Hill	$251,942

After study of the peer compensation study and deliberations for the Committee, the Committee approved the compensation for executive officers Carl J. Chaney, John M. Hairston, Michael M. Achary, Clifton J. Saik, and Richard T. Hill to be executed in two phases, with the ending compensation for each executive to bring each executive’s base salary generally at the 50th percentile of the market. The initial phase is designed to be two-thirds of the total increase, with the second phase designed for the final third of the increase to bring the executive to the target base salary. These phases were approved in the November 16th meeting. Effective November 16, 2010, the Committee approved the following salaries:

Carl J. Chaney	$507,000
John M. Hairston	$507,000
Michael M. Achary	$293,000
Clifton J. Saik	$294,000
Richard T. Hill	$286,000

The second phase of compensation was approved by the Committee to be effective June 1, 2011, providing the performance of the executive is maintained. The following executive salaries are approved to be effective, June 1, 2011:

Carl J. Chaney	$550,000
John M. Hairston	$550,000
Michael M. Achary	$315,000
Clifton J. Saik	$305,000
Richard T. Hill	$305,000

Annual Cash Incentive

The Company uses annual incentives to focus attention on current strategic priorities and drive achievement of short-term corporate objectives. The 2010 Management Incentive Plan is designed to focus executive officers towards improving two principle areas of performance: corporate and individual. To accomplish the focus, each of the two components is independently funded. The corporate component uses three key performance measurement areas: net income growth, average annual deposit growth, and average annual loan growth.

The corporate component is weighted based on the level of corporate responsibility and impact each executive’s position carries. The performance goals for the 2010 Management Incentive Plan corporate component were: 60% on Net Income of $76,792,000, 20% on Average Annual Deposits of $6,897,813,000 and 20% on Average Annual Loans of $4,760,767,000. These goals are the target performance for a 100% completion of the corporate component. To determine the final completion percentage of the corporate component, the Compensation Committee uses two assessment measures: 1) actual corporate performance against the set corporate performance goals, and 2) the Company’s performance against the regional and top quartile peer group’s performance. Based on the Company’s performance against the regional and top quartile group’s performance, the Compensation Committee has the discretion to increase or decrease the completion percentage of the corporate component. The 2010 actual corporate performance was: Net Income of $52,206,000, Average Annual Deposits of $6,917,498,000 and Average Annual Loans of $5,005,753,000. For 2010, the Compensation Committee reviewed the actual corporate performance and the Company’s performance compared to regional and top quartile peers. Based on this review, the Committee approved a corporate component percentage of 75%. This approval was conditionally approved in December and ratified prior to payment based on confirmation of corporate performance. The individual goals for each executive are: 1) leadership competency, 2) adherence to the Company’s core ideology, and 3) adherence and achievement of the unit’s strategic plan. Each individual goal has a grading matrix established before the goals are communicated to the individual. The individual goals of leadership competency and adherence to the Company’s core ideology are assessed by the Committee and CEOs based on the performance of each executive in those areas. The scores are derived from an assessment of leadership competencies and the five core values that comprise the Company’s core ideology. Scoring of the adherence and achievement of the unit’s strategic plan is accomplished through the use of a strategic playbook for each executive. The components of that playbook are assessed against both qualitative and quantitative measures. The components of the playbook that are assessed are: alignment with strategy and vision, achievement of objectives, and accomplishment of key initiatives.

For the year ended December 31, 2010, the following cash bonuses were awarded:

Named Executive Officer	Corporate Component	Individual Component	Total Cash Bonus
Carl J. Chaney	$228,042	$30,152	$258,194
John M. Hairston	$228,042	$30,152	$258,194
Michael M. Achary	$71,001	$14,995	$85,996
Clifton J. Saik	$59,976	$30,295	$90,271
Richard T. Hill	$54,574	$27,489	$82,063

Long-Term Incentives (“LTI”)

The Company believes that equity ownership by Executive Management and Directors aligns executive and director interests with those of the shareholders. The Company uses stock options and restricted stock grants as the primary vehicle for long-term incentive compensation for both management and the Board. In March 2005, the shareholders of the Company approved Hancock Holding Company’s 2005 Long-Term Incentive Plan (“The Plan”). The Plan is designed to enable associates and directors to obtain a proprietary interest in the Company and to attract and retain outstanding associates. The Plan provides for awards up to an aggregate of five million (5,000,000) shares of the Company’s common stock which may be granted during the term of the Plan. The Plan limits the number of shares for which awards may be granted during any calendar year (the “Plan Year”) to two percent (2%) of the outstanding Company’s common stock as reported in the Company’s Annual Report on Form 10-K for the fiscal year ending immediately prior to that Plan Year. The exercise price of each option is determined in accordance with the provisions of the Internal Revenue Code and in no event is less than the fair market value to the common stock subject to such option on the date of the grant.

The Long-Term Incentive award is determined as a percentage of annual salary. Fifty percent (50%) is awarded as restricted stock, with the remaining 50% awarded at stock options. Of the 50% in restricted stock, 70% is awarded as service vested restricted stock with a five (5) year cliff vest and 30% is awarded as performance stock (PSA) with a one (1) year performance period and a two (2) year service vesting. The PSA’s performance vesting is determined by the final completion of the corporate performance goals and the company’s performance against the regional and top quartile peer group’s performance. Based on the company’s performance against the regional and top quartile group’s performance, the Committee has the discretion to increase or decrease the completion percentage of the corporate component. The completion percentage can range from 0% to 100%. At least one of the corporate performance goals must be met in order for the Committee to be able to use its discretion with regards to the performance stock award.

In 2010, awards of both stock options and restricted stock were granted to five of the NEOs. Vesting of these options occurs ratably over a five (5) year period following the date of the grant. Vesting of the restricted stock awards occurs in total after a five (5) year period from the date of grant.

To further the pay-for-performance philosophy of the Committee and incentivize superior financial performance of the Company, the Committee awarded performance stock to each NEO. Vesting of the performance stock awards occurs ratably up to 100% of the award based on the performance goals for the 2010 Management Incentive Plan corporate component: 60% on Net Earnings of $52,206,000, 20% on Average Annual Deposits of $6,917,498,000, and 20% on Average Annual Loans of $5,005,753,000, and then the Committee’s comparison of the Company’s performance against top quartile and regional peers.

The amount and form of each of these awards is stated below:

Named Executive Officer	Option Awards	Restricted Stock Awards	Performance Stock Awards
Carl J. Chaney	22,731	5,527	1,718
John M. Hairston	22,731	5,527	1,718
Michael M. Achary	8,326	2,025	629
Clifton J. Saik	7,343	1,869	606
Richard T. Hill	7,771	1,890	587

Twenty five percent (25%) of the 2010 performance stock awards granted will be forfeited due to the completion percentage of the 2010 Management Incentive Plan corporate component as approved by the Committee.

As part of the 2010 Long-Term Incentive award, the Committee approved the granting of performance stock to all five NEOs that are earned ratably up to100% during the performance period of January 1, 2011 through December 31, 2011. Once earned, the shares have a service vest requirement over the next two (2) subsequent years. The ratable earning of the award is tied to the achievement of the corporate component of the Company’s 2011 Management Incentive Plan, as well as the Committee’s comparison of the Company’s performance top quartile and regional peers. The amount and form of each of these awards is stated below:

Named Executive Officer	Performance Stock Awards
Carl J. Chaney	2,242
John M. Hairston	2,242
Michael M. Achary	821
Clifton J. Saik	782
Richard T. Hill	767

Non-Qualified Deferred Compensation Plan

In November 2006, the Company adopted a Non-Qualified Deferred Compensation Plan supplemental contribution account for certain NEOs. The supplemental contribution account was implemented to provide the executive officer an incentive to continue working during the most productive years of their career, provide the Company with a tool to retain key executive talent, and replace benefits lost by compensation caps under the Company’s qualified benefits plans.

The Non-Qualified Deferred Compensation Plan’s supplemental contributions, when combined with these other retirement income sources, are designed to target a percentage of final compensation each year following retirement. On December 14, 2010, the Committee approved the funding of the 2010 contribution to the supplemental contribution accounts of Carl J. Chaney, John M. Hairston, Michael M. Achary, Clifton J. Saik, and Richard T. Hill.

Each contribution to the supplemental contribution account is subject to annual approval by the Committee. Supplemental contributions under the plan are based on the annual amount needed to accumulate an account balance sufficient to produce a target retirement benefit beginning at age 65 and continuing through the first fifteen (15) post-employment years. The annual target benefit for each participant is 55% of final average compensation at age 65. The target benefit is achieved through contributions to the supplemental contribution account, projected annual benefit from the tax-qualified Hancock Bank Pension Plan, and the projected value of the company match made to the Hancock Bank 401(k) Savings and Investment Plan, if paid out over a fifteen (15) year period. “Final average compensation” is the estimated average of base salary and annual incentive bonus for the three (3) final consecutive years of employment with the Company, assuming an increase in compensation of 5% per year. While the contributions will be credited over a ten (10) year period upon approval by the Board, vesting of the contributions will not begin until age fifty (50) and will fully vest at age sixty-five (65).

Employment Contracts and Change-in-Control Agreements

The Company does not have employment contracts with the NEOs. Each of the NEOs, however, has a Change-in-Control agreement that, among other things, assures the individual’s employment for at least three (3) years (or, in certain instances, severance payments) in the event of a change of control of the Company. If the executive is terminated by the Company after the change of control except for cause or as a result of the executive’s disability, then the executive is entitled to a severance payment equal to a percentage of base salary and bonus, which percentage varies depending on the executive’s agreement with the Company from 99% to 199%. The executive is also entitled to a severance payment if the executive resigns because of a material change in duties or relocation as the result of the change of control of the Company.

Stock Ownership Guidelines

Executive officers of the company should maintain equity interests in the company stock that closely align the executives’ and shareholders’ interests. Stock ownership is considered to be shares held by the NEO or the NEO’s spouse including shares in the Dividend Reinvestment Plan, brokerage, 401(k), and Non-Qualified Deferred Compensation Plan. The ownership guideline for the Chief Executive Officers is set at three (3) times base salary and all other NEOs are set at two (2) times base salary. The Committee established a three (3) year period whereby the NEO is required to achieve the ownership targets.

Directors have an ownership guideline of at least one thousand (1,000) shares of the Company’s common stock. Directors have two years from the date they are first appointed or elected to the Board to meet the stock ownership guidelines. Shares held by a Director in the Dividend Reinvestment Plan, brokerage, or any deferral plan are included in the tally to determine if the stock ownership guideline is met.

Other Compensation

The NEOs participate in the Company’s broad-based employee benefit plans, such as medical, dental, supplemental disability, and term life insurance programs. All of the NEOs are provided with a company–owned vehicle for business related travel. The NEOs are also allowed to operate the vehicle for personal use upon which they are taxed through the Company’s payroll process. Due to limits on the current broad-based long-term disability policy, the Company provides each NEO with additional long-term disability insurance. The long-term disability benefit covers monthly amounts up to $7,500 in excess of $10,000. The long-term disability plan also provides a $2,000 monthly benefit for the NEOs’ spouse.

Summary of Pay Components

The Company uses the above pay components to balance various objectives. The Company desires to balance short-term, intermediate-term, and long-term objectives, so annual incentives are combined with long-term incentives. To attract executives, maintain a stable team of effective leaders, the compensation framework balances the executives’ need for current cash, security, and funds to cover taxes on long-term incentives (through vehicles such as salary and annual incentives) with the need for alignment of executives’ long-term interests with those of shareholders (through vehicles such as equity grants).

Pay Level and Benchmarking

Pay levels for executives are determined based on a number of factors, including, the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Committee is responsible for approving pay levels for the executive officers. In determining these pay levels, the Committee considers all forms of compensation and benefits, using tools such as wealth creation tally sheets to review the total value delivered through all elements of pay and the potential future value of the Committee’s current compensation decisions.

As noted earlier, the Company’s compensation structure is designed to position an executive’s total compensation at approximately the upper quartile of a peer group of comparable, high performing financial institutions, assuming the Company’s performance is at expected target levels. The primary data source used in setting competitive market levels for the executive officers is the information publicly disclosed by a peer group (the “2010 Peer Group”) of the twenty-three (23) companies listed below. This peer group is reviewed as part of the executive compensation study and may change year to year. These companies, which have been carefully considered by the Committee for inclusion in the 2010 Peer Group, include banks of similar asset size and geographic region.

2010 PEER GROUP
Company Name, Headquarters’ State, (Ticker)	Company Name, Headquarters’ State, (Ticker)
TCF Financial Corporation, MN (TCB)	United Bankshares, Inc., WV (UBSI)
Cullen/Frost Bankers, Inc., TX (CFR)	First Midwest Bancorp, Inc., IL (FMBI)
BancorpSouth, Inc., MS (BXS)	Park National Corporation, OH (PRK)
Wintrust Financial Corporation, IL (WTFC)	First Financial Bancorp, OH (FFBC)
Whitney Holding Corporation, LA (WTNY)	WesBanco, Inc., WV (WSBC)
UMB Financial Corporation, MO (UMBF)	Sterling Bancshares, Inc., TX (SBIB)
MB Financial, Inc., IL (MBFI)	1st Source Corporation, IN (SRCE)
FirstMerit Corporation, OH (FMER)	First Merchants Corporation, IN (FRME)
IBERIABANK Corporation, LA (IBKC)	BancFirst Corporation, OK (BANF)
Trustmark Corporation, MS (TRMK)	Chemical Financial Corporation, MI (CHFC)
Prosperity Bancshares,Iinc., TX (PRSP)	Heartland Financial USA, Inc. IA (HTLF)
Old National Bancorp, IN (ONB)

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Committee makes decisions regarding individual executives’ target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of shareholder value.

Tax and Accounting Considerations

The Company takes into account tax and accounting implications in the design of its compensation programs. For example, in the selection of long-term incentive instruments, the Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. Under current accounting rules (i.e.,

FASB ASC 718-10-25), the Company must expense the grant-date fair value of share-based grants such as restricted stock, performance shares, and stock appreciation rights settled in stock. The grant-date value is amortized and expensed over the service period or vesting period of the grant. In contrast, awards that are not share-based (e.g., phantom stock) are expensed based on a value that may fluctuate widely over the vesting period and is not fixed at grant date. In selecting appropriate incentive devices, the Committee reviews appropriate expense analyses and considers the related tax and accounting issues.

Section 162(m) of the Internal Revenue Code of 1986 (as amended) generally limits the corporate tax deduction for compensation in excess of $1.0 million that is paid to a NEO, unless certain performance-based conditions are met. In establishing and administering the Company’s compensation programs, the Committee complies with the requirements of Section 162(m), although the Company retains the flexibility to pay compensation that is not eligible for such treatment under Section 162(m) if it is in the best interest of the Company to do so.

COMPENSATION COMMITTEE REPORT

The Committee takes a best-practices approach to establishing and administering NEOs’ compensation. Each component of compensation is developed using a defined methodology. The methodology has ensured that the NEOs’ compensation is competitive with other high-performing banks and is tightly aligned with the Company’s short and long-term financial performance. Through the use of external compensation consultants and internal compensation expertise, the Committee has designed and approved a compensation program that achieves all of the Committee’s goals and objectives.

In performing its oversight role, the Compensation Committee has considered and discussed the Compensation Discussion and Analysis (CD&A) with executive management. On February 15, 2011, the Compensation Committee recommended to the Board of Directors that the 2010 CD&A be included in its Annual Report on Form 10-K for such fiscal year.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Frank E. Bertucci (Chairperson)

Don P. Descant

Anthony J. Topazi

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Directors, Officers, and Principal Shareholders of the Company and their associates have been customers of the Banks from time to time in the ordinary course of business and additional transactions may be expected to take place in the future. All loans to such persons were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or embody other unfavorable features.

INCENTIVE RISK REVIEW

The Compensation Committee completed a review of all incentive plans (defined broadly as cash plans, equity plans, employment agreements and executive benefits plans) in place during fiscal year 2010 that apply throughout the Company. The assessment of the incentive plans was performed by key members of the human resources team in coordination with its external consultant, McLagan, an AON-Hewitt company, (formerly Amalfi Consulting through December 2010) and entailed thorough discussions of each plan’s design and operation. The assessment followed the parameters of the Guidance on Sound Incentive Compensation Policies finalized in 2010 that apply to all banking organizations. The findings were reviewed by both senior management and the Compensation Committee.

A twenty-seven (27) factor evaluation list provided by McLagan was used to evaluate the Company’s incentive plans. Major categories evaluated included compensation program administration, overall compensation structure, general incentive plan design and payout curves, performance metrics, equity compensation, and termination provisions.

The purpose of this review was to determine whether the risks related to the design and operation of these plans, if present, are reasonably likely to have a material adverse effect on the company. We believe that our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on the company.

The various mitigating factors which support this conclusion include:

•	Oversight of the management incentive plan and long-term incentive plan by the Compensation Committee of the Board of Directors;

•	Management oversight of key plans and programs, including approving target level payouts, setting financial and operating goals, and approving payouts;

•	Vesting and stock ownership requirements which encourage a long-term perspective among participants;

•	A preference for performance measures which result in payments only upon achievement of ultimate financial results;

•	Centralized administration and oversight of plans and programs.

The Committee has confidence the Company will continue to ensure incentives appropriately balance risk and reward, are compatible with effective controls and risk-management, and support strong corporate governance. As evidenced by the implementation funding triggers in the 2011 Management Incentive Plan.

Hancock Holding Company

Summary Compensation Table (SCT )

For the Year Ended December 31, 2010

Name and Principal Position	Year	Salary	Bonus ($)	Stock Awards (1)		Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (3)	All Other Comp. (4)	Total
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
Carl J. Chaney, President and CEO	2010	$432,073	—	$232,703		$253,385	$258,194	$40,867	$249,064	$1,466,286
	2009	425,769	—	276,459		246,064	352,748	20,360	188,328	1,509,728
	2008	380,500	—	186,621	(5)	245,996	280,391	24,760	228,301	1,346,569

John M. Hairston, CEO and Chief Operating Officer	2010	432,073	—	232,703	(5)	253,385	258,194	48,008	228,177	1,452,540
	2009	425,769	—	276,459	(5)	246,064	352,748	21,898	171.963	1,494,901
	2008	380,500	—	186,821	(5)	245,996	280,391	29,419	209,595	1,333,522

Michael M. Achary, Chief Financial Officer	2010	252,750	—	85,244		92,811	85,996	39,297	97,617	653,715
	2009	249,231	—	105,194		90,019	115,420	21,919	72,726	654,509
	2008	219,038	—	70,224		90,001	84,901	20,966	84,858	569,988

Clifton J. Saik, Executive Wealth Management	2010	274,539	—	81,385		88,405	90,271	60,883	141,327	736,810
	2009	277,269	—	104,561		86,795	115,229	36,303	113,274	733,431
	2008	258,809	—	69,206		86,771	96,014	39,529	135,982	686,331

Richard T. Hill, Executive Retail Banking	2010	251,942	—	79,559		86,624	82,063	51,399	106,114	657,701
	2009	249,231	—	99,400		84,021	104,958	29,454	82,920	649,984
	2008	229,615	—	66,129		84,006	89,529	31,768	99,224	600,271

(1)

Represents the grant date fair value of awards granted during the year, calculated in accordance with FASB Topic 718. Assumptions used in determining the fair values for the awards are set forth in Footnote 11 of the company’s Annual Report on Form 10-K for the year ended December 31, 2010. With respect to awards subject to performance conditions, the amounts are reported at a value based on the probable outcome of the performance conditions for the year. The value of such performance awards for 2010, assuming the highest level of performance is achieved, would be: Mr. Chaney $73,788; Mr. Hairston $73,788; Mr. Achary $27,016; Mr. Saik $26,028; and Mr. Hill $25,212. The performance awards for 2010 are reflected above at 75% of these values. For 2009 the values reflected above for the probable outcome of the performance conditions are based on the same value as achievement of the highest level of performance. The value of the performance awards for 2008, assuming the highest level of performance is achieved, would be: Mr. Chaney $15,198; Mr. Hairston $15,198; Mr. Achary $7,599; Mr. Saik $8,890 and Mr. Hill $7,707. The performance awards for 2008 are reflected above at 95% of these values.

(2)

In accordance with the SEC’s changed reporting requirements we report all equity awards at full grant date fair value in the year awarded. Previously, we allocated the fair value of equity awards to reporting years in proportion to the awards’ vesting period. Prior years’ equity compensation data have been recalculated in accordance with the new rule.

(3)	Based on generally accepted accounting principles assumptions used for disclosure as of December 31, 2010 and December 31, 2009.
(4)

All other compensation includes: Mr. Chaney $218,165 in Non-Qualified Deferred Compensation Plan contributions and $14,055 in Restricted Stock Award dividends; Mr. Hairston $200,733 in Non-Qualified Deferred Compensation Plan contributions and $13,458 in Restricted Stock Award dividends; Mr. Achary $76,054 in Non-Qualified Deferred Compensation Plan contributions; Mr. Saik $121,999 in Non-Qualified Deferred Comp Plan contributions; and Mr. Hill $90,022 in Non-Qualified Deferred Compensation Plan contributions.

(5)

These amounts include the value of shares deferred into the Non-Qualified Deferred Compensation Plan. The deferred shares are credited as incentive units under the Non-Qualified Deferred Compensation Plan and the shares they represent are counted against stock available for grants under the 2005 Long Term Incentive Plan. In 2010, Mr. Hairston deferred $17,746 in restricted stock and $5,541 of performance stock. In 2009, Mr. Hairston deferred $34,440 in restricted stock and $52,153 in performance stock. In 2008, the following was deferred: Mr. Chaney $17,206 in restricted stock and $1,430 in performance stock and Mr. Hairston $17,206 of restricted stock and $1,430 of performance stock.

Hancock Holding Company

Grants of Plan-Based Awards

For the Year Ended December 31, 2010

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (7)	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold (#) (3)	Target (#)(6)		Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)	(k)	(l)
Carl J. Chaney, President and CEO	11/16/2010	(1)	$33,784	$337,840	$413,854	—	—		—	5,527		22,731	$32.09	$430,746
“	1/4/2010	(2)	—	—	—	—	1,289		—	—		—	—	55,341

John M. Hairston, CEO and Chief Operating Officer	11/16/2010	(1)	33,784	337,840	413,854	—	—		—	5,527	(5)	22,731	32.09	430,746
“	1/4/2010	(2)	—	—	—	—	1,289	(4)	—	—		—	—	55,341

Michael M. Achary, Chief Financial Officer	11/16/2010	(1)	16,706	111,375	135,042	—	—		—	2,025		8,326	32.09	157,793
“	1/4/2010	(2)	—	—	—	—	472		—	—		—	—	20,262

Clifton J. Saik, Executive Wealth Management	12/28/2010	(1)	34,272	114,240	134,232	—	—		—	1,869		7,343	33.10	150.269
“	1/4/2010	(2)	—	—	—	—	455		—	—		—	—	19,521

Richard T. Hill, Executive Retail Banking	11/16/2010	(1)	31,185	103,950	122,141	—	—		—	1,890		7,771	32.09	147,274
“	1/4/2010	(2)	—	—	—	—	440		—	—		—	—	18,909

(1)	All awards approved by the Compensation Committee on November 2, 2010.
(2)	All awards approved by the Compensation Committee on October 20, 2009.
(3)

There is no minimum payment to be made under the Awards. If the financial performance of the Company during the performance period to which the Award relates falls below the minimum performance goals established in the specified categories under the Award by the Compensation Committee, no payouts will be made under the Awards.

(4)

This amount does include shares deferred into the Non-Qualified Deferred Compensation Plan. The deferred shares are credited as incentive units under the Non-Qualified Deferred Compensation Plan and the shares they represent are counted against stock available for grants under the 2005 Long-Term Incentive Plan. In 2010, Mr. Hairston deferred 172 shares.

(5)

This amount does include shares deferred into the Non-Qualified Deferred Compensation Plan. The deferred shares are credited as incentive units under the Non-Qualified Deferred Compensation Plan and the shares they represent are counted against stock available for grants under the 2005 Long-Term Incentive Plan. In 2010, Mr. Hairston deferred 553 shares.

(6)

The awards subject to performance conditions are reported assuming the probable outcome of the performance conditions. Assuming the highest level of performance is achieved the amounts would be for Mr. Chaney 1,718; Mr. Hairston 1,718; Mr. Achary 629; Mr. Saik 606; and Mr. Hill 587.

(7)

The company uses the closing price on the day prior to grant date as the exercise price. In all cases the closing market price on the grant date was equal to or less than the exercise price except for the options granted to Mr. Saik on December 28, 2010. The closing market price on that grant date was $33.97.

The incentive, equity and other compensation listed in the Summary Compensation Table and the Grants of Plan-Based Awards table and the plans under which they are awarded are described in the CD&A section.

Hancock Holding Company

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2010

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Vesting Date
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)	(k)
Carl J. Chaney, President and CEO	—	22,731	—	32.09	11/16/2020	—		—	—		—	11/16/2015	(1)
“	—	—	—	—	—	5,527		192,671	—		—	11/16/2015

Carl J. Chaney, President and CEO	—	—	—	—	—	—		—	1,718		59,889	1/4/2013
“	3,388	13,554	—	38.48	11/17/2019	—		—	—		—	11/17/2014	(1)
“	—	—	—	—	—	4,475		155,999	—		—	11/17/2014
“	—	—	—	—	—	—		—	2,347		81,816	1/2/2012
“	7,402	11,105	—	41.56	12/30/2018	—		—	—		—	12/30/2013	(1)
“	—	—	—	—	—	4,143	(2)	144,425	—		—	12/30/2013
“	5,289	3,526	—	38.88	11/13/2017	—		—	—		—	11/13/2012	(1)
“	—	—	—	—	—	2,740	(2)	95,516	—		—	11/13/2012
“	14,400	3,600	—	39.83	1/18/2016	—		—	—		—	1/18/2011	(1)
“	—	—	—	—	—	3,000		104,580	—		—	1/18/2011
“	18,000	—	—	31.20	1/13/2015	—		—	—		—	12/21/2005
“	18,000	—	—	27.97	1/8/2014	—		—	—		—	12/21/2005
“	18,000	—	—	22.36	1/6/2013	—		—	—		—	12/21/2005

John M. Hairston, CEO and Chief Operating Officer	—	22,731	—	32.09	11/16/2020	—		—	—		—	11/16/2015	(1)
“	—	—	—	—	—	5,527	(2)	192,671	—		—	11/16/2015
“	—	—	—	—	—	—		—	1,718	(3)	59,889	1/4/2013
“	3,388	13,554	—	38.48	11/17/2019	—		—	—		—	11/17/2014	(1)
“	—	—	—	—	—	4,475	(2)	155,999	—		—	11/17/2014
“	—	—	—	—	—	—		—	2,347	(3)	81,816	1/2/2012
“	7,402	11,105	—	41.56	12/30/2018	—		—	—		—	12/30/2013	(1)
“	—	—	—	—	—	4,143	(2)	144,425	—		—	12/30/2013
“	5,289	3,526	—	38.88	11/13/2017	—		—	—		—	11/13/2012	(1)
“	—	—	—	—	—	2,740	(2)	95,516	—		—	11/13/2012
“	14,400	3,600	—	39.83	1/18/2016	—		—	—		—	1/18/2011	(1)
“	—	—	—	—	—	3,000		104,580	—		—	1/18/2011
“	18,000	—	—	31.20	1/13/2015	—		—	—		—	12/21/2005
“	7,000	—	—	27.97	1/8/2014	—		—	—		—	12/21/2005

Michael M. Achary, Chief Financial Officer	—	8,326	—	32.09	11/16/2020	—		—	—		—	11/16/2015	(1)
“	—	—	—	—	—	2,025		70,592	—		—	11/16/2015
“	—	—	—	—	—	—		—	629		21,927	1/4/2013
“	1,239	4,959	—	38.48	11/17/2019	—		—	—		—	11/17/2014	(1)
“	—	—	—	—	—	1,637		57,066	—		—	11/17/2014
“	—	—	—	—	—	—		—	950		33,117	1/2/2012
“	2,708	4,063	—	41.56	12/30/2018	—		—	—		—	12/30/2013	(1)

Hancock Holding Company

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2010

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Vesting Date
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Michael M. Achary, Chief Financial Officer	—	—	—	—	—	1,516	52,848	—	—	12/30/2013
“	2,644	1,764	—	38.88	11/13/2017	—	—	—	—	11/13/2012	(1)
“	—	—	—	—	—	1,368	47,688	—	—	11/13/2012
“	6,000	1,500	—	39.83	1/18/2016	—	—	—	—	1/18/2011	(1)
“	—	—	—	—	—	1,200	41,832	—	—	1/18/2011

Clifton J. Saik, Executive Wealth Management	—	7,343	—	33.10	12/28/2020	—	—	—	—	12/28/2015	(1)
“	—	—	—	—	—	1,869	65,153	—	—	12/28/2015
“	—	—	—	—	—	—	—	606	21,125	1/4/2013
“	1,195	4,781	—	38.48	11/17/2019	—	—	—	—	11/17/2014	(1)
“	—	—	—	—	—	1,579	55,044	—	—	11/17/2014
“	—	—	—	—	—	—	—	986	34,372	1/2/2012
“	2,611	3,917	—	41.56	12/30/2018	—	—	—	—	12/30/2013	(1)
“	—	—	—	—	—	1,462	50,965	—	—	12/30/2013
“	2,644	1,764	—	38.88	11/13/2017	—	—	—	—	11/13/2012	(1)
“	—	—	—	—	—	1,601	55,811	—	—	11/13/2012
“	7,200	1,800	—	39.83	1/18/2016	—	—	—	—	1/18/2011	(1)
“	—	—	—	—	—	1,500	52,290	—	—	1/18/2011
“	9,000	—	—	31.20	1/13/2015	—	—	—	—	12/21/2005
“	9,000	—	—	27.97	1/8/2014	—	—	—	—	12/21/2005
“	9,000	—	—	22.36	1/6/2013	—	—	—	—	12/21/2005
“	6,000	—	—	14.50	1/9/2012	—	—	—	—	1/9/2006

Richard T. Hill, Executive Retail Banking	—	7,771	—	32.09	11/16/2020	—	—	—	—	11/16/2015	(1)
“	—	—	—	—	—	1,890	65,885	—	—	11/16/2015
“	—	—	—	—	—	—	—	587	20,463	1/4/2013
“	1,157	4,628	—	38.48	11/17/2019	—	—	—	—	11/17/2014	(1)
“	—	—	—	—	—	1,528	53,266	—	—	11/17/2014
“	—	—	—	—	—	—	—	914	31,862	1/2/2012
“	2,528	3,792		41.56	12/30/2018	—	—	—	—	12/30/2013	(1)
“	—	—	—	—	—	1,415	49,327	—	—	12/30/2013
“	2,644	1,764	—	38.88	11/13/2017	—	—	—	—	11/13/2012	(1)
“	—	—	—	—	—	1,386	48,316	—	—	11/13/2012

Richard T. Hill, Executive Retail Banking	7,200	1,800	—	39.83	1/18/2016	—	—	—	—	1/18/2011	(1)
“	—	—	—	—	—	1,500	52,290	—	—	1/18/2011

(1)	20% vesting per year for five (5) years.
(2)

These amounts include shares deferred into the Non-Qualified Deferred Compensation Plan. The deferred shares are credited as incentive units under the Non-Qualified Deferred Compensation Plan and the shares they represent are counted against stock available for grants under the 2005 Long Term Incentive Plan. In 2010, Mr. Hairston deferred 553 shares. In 2009, Mr. Hairston deferred 895 shares. In 2008, the following shares were deferred: Mr. Chaney 414 shares and Mr. Hairston 414 shares. In 2007, the following shares were deferred: Mr. Chaney 685 shares and Mr. Hairston 274 shares.

(3)

These amounts include shares deferred into the Non-Qualified Deferred Compensation Plan. The deferred shares are credited as incentive units under the Non-Qualified Deferred Compensation Plan and the shares they represent are counted against stock available for grants under the 2005 Long Term Incentive Plan. In 2010, Mr. Hairston deferred 172 shares. In 2009, Mr. Hairston deferred 1,174 shares.

Hancock Holding Company

Option Exercises and Stock Vested

For the Year Ended December 31, 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Carl J. Chaney, President and CEO	—	—	3,000	$122,910
John M. Hairston, CEO and Chief Operating Officer	1,000	27,970	3,000	122,910
Michael M. Achary, Chief Financial Officer	—	—	1,000	40,970
Clifton J. Saik, Executive Wealth Management	—	—	1,500	61,455
Richard T. Hill, Executive Retail Banking	—	—	1,500	61,455

Hancock Holding Company

Pension Benefits Table

For the Year Ended December 31, 2010

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Carl J. Chaney, President and CEO	Hancock Bank Pension Plan	12	$158,512	—
John M. Hairston, CEO and Chief Operating Officer	Hancock Bank Pension Plan	16	195,310	—
Michael M. Achary, Chief Financial Officer	Hancock Bank Pension Plan	10	127,643	—
Clifton J. Saik, Executive Wealth Management	Hancock Bank Pension Plan	12	267,509	—
Richard T. Hill, Executive Retail Banking	Hancock Bank Pension Plan	12	199,011	—

(1)

The Present Value of the Accumulated Benefit Obligation is determined using 5.46% per annum and the RP-2000 Combined Mortality Table projected 2 years using Scale AA and assumes the benefit will be paid in the normal form on the later of age sixty-five (65) and the valuation date. Based on ASC 715-20 assumptions used for disclosure as of December 31, 2010.

The Company has a noncontributory defined benefit pension plan covering employees who have been employed by the Company one year and attained age twenty-one (21). Participants shall accrue benefits if they have worked a minimum of 1,000 hours during the year. The plan provides early retirement upon completion of 10 years of service and attainment of age fifty-five (55). Normal retirement under the plan is age sixty-five (65). Mr. Saik is the only named executive eligible for early retirement as of December 31, 2010. The benefits are based upon employee’s years of service and compensation. The pension plan is available to all employees.

Hancock Holding Company

Non-Qualified Deferred Compensation Table

For the Year Ended December 31, 2010

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)		Aggregate Earnings in Last Fiscal Year ($) (3)		Aggregate Withdrawals/ Distributions ($) (4)	Aggregate Balance at Last Fiscal Year ($) (8)
(a)	(b)	(c)		(d)		(e)	(f)
Carl J. Chaney, President and CEO	$200,171	$218,165		$187,840	(6)	—	$1,611,861
John M. Hairston, CEO and Chief Operating Officer	39,241	225,866	(5) (7)	63,194	(6)	—	1,117,297
Michael M. Achary, Chief Financial Officer	27,803	76,054		17,937		3,371	322,150
Clifton J. Saik, Executive Wealth Management	25,250	121,999		95,162		—	774,111
Richard T. Hill, Executive Retail Banking	46,186	90,022		54		—	553,784

(1)

Executives may elect a maximum deferral of 80% of base salary, 100% of annual incentive bonus, and 100% of performance stock and restricted stock (annual grants only). The minimum deferral for base salary and annual incentive bonus is a $3,000 aggregate. There is no minimum deferral for performance stock and restricted stock.

(2)

Company contributions are made at the discretion of the committee. Each year, a 401(k) restoration matching contribution may be made to participant accounts. Unless otherwise provided by the Committee, a Participant shall be vested in his or her Company Restoration Matching Account at the time or times and in the amounts determined in accordance with the provisions of the 401(k) Plan. The plan also allows for supplemental contributions to be made to participants at the discretion of the committee. The factors taken into consideration for these contributions are current total compensation and a reasonable estimate of final pay at retirement, years of service while eligible for supplemental contributions, remaining with the company until age 65, a reasonable estimate of growth in the value of the supplemental contribution account investments over the years prior to retirement, and the growth of the supplemental contribution account based on actual investment opportunities deemed to be credited to the supplemental contribution account. The participant will vest in the supplemental contribution account on a 15-year graded vesting schedule beginning at age 50 and ending at age 65. They will be 100% vested at age 65. The following amounts included in the Registrant Contributions in Last Fiscal Year are also reported in the Summary Compensation Table 2010: Mr. Chaney SERP $215,715 and Restoration Match $2,450; Mr. Hairston SERP $198,283, Restoration Match $2,450, Restricted Units $17,746 and Performance Units $5,541; Mr. Achary SERP $73,604 and Restoration Match $2,450; Mr. Saik SERP $119,549 and Restoration Match $2,450; and Mr. Hill SERP $87,572 and Restoration Match $2,450.

(3)

Executives elect investment options from a group of measurement funds available in the plan. Allocations and reallocations can be made on a daily basis subject to certain limitations. The accounts are adjusted on a daily basis based on the performance of each measurement fund selected.

(4)

Payments from the plan begin upon the earlier of retirement, termination of employment, disability, death, or in the event of a scheduled distribution. In 2010, Mr. Achary received a previously elected scheduled distribution.

(5)

Includes for Mr. Hairston 553 deferred Restricted Stock shares granted on November 16, 2010 at $32.09 per share. These shares are credited as incentive units under the Non-Qualified Deferred Compensation Plan and the shares that they represent are counted against stock available for grants under the 2005 Long-Term Incentive Plan.

(6)

Includes ($9,197) for Mr. Chaney and ($11,132) for Mr. Hairston which are losses related to deferred restricted shares. It also includes ($329) for Mr. Chaney and Mr. Hairston which are losses related to deferred performance shares.

(7)

Includes for Mr. Hairston 172 deferred Performance shares granted on January 4, 2010 at $42.95 per share. These shares are credited as incentive units under the Non-Qualified Deferred Compensation Plan and the shares that they represent are counted against stock available for grants under the 2005 Long-Term Incentive Plan. If the financial performance of the Company during the performance period to which the Award relates falls below the minimum performance goals established in the specified categories under the Award by the Compensation Committee, no payout will be made under the Awards. The award also has an additional 2-year service vest period in addition to the 1-year performance period.

(8)

The following amounts included in the Aggregate Balance at Last Fiscal Year are also reported in the Summary Compensation Table: 2009, Mr. Chaney SERP $175,268 and Restoration Match $2,300; Mr. Hairston SERP $161,105, Restoration Match $2,300, Restricted Units $34,440 and Performance Units $52,153; Mr. Achary SERP $59,803 and Restoration Match $2,300; Mr. Saik SERP $97,134 and Restoration Match $2,300; and Mr. Hill SERP $71,152 and Restoration Match $2,300. For 2008, Mr. Chaney SERP $215,715, Restoration Match $3,000, Restricted Units $17,206 and Performance Units $1,430; Mr. Hairston SERP $198,283, Restoration Match $3,000, Restricted Units $17,206 and Performance Units $1,430; Mr. Achary SERP $73,604 and Restoration Match $3,000; Mr. Saik SERP $119,549 and Restoration Match $3,000; and Mr. Hill SERP $87,572 and Restoration Match $3,000.

Hancock Holding Company

Director Compensation Table

For the Year Ended December 31, 2010

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)
Bankston, Alton G.	$31,800	$14,985	(2)	—	—	—	—	$46,785
Bertucci, Frank E.	28,800	14,985	(2)	—	—	—	—	43,785
Descant, Don P.	31,450	14,985	(2)	—	—	—	—	46,435
Estabrook, Jr., James B.	54,550	14,985	(2)	—	—	—	—	69,535
Hanna, Randall W.	30,900	14,985	(2)	—	—	—	—	45,885
Horne, James H.	37,850	14,985	(2)	—	—	—	—	52,835
Levens, Jerry L.	37,000	14,985	(2)	—	—	—	—	51,985
Olinde, Thomas H.	34,850	14,985	(2)	—	—	—	—	49,835
Pace, John H.	39,750	14,985	(2)	—	—	—	—	54,735
Pickering, Christine L.	37,350	14,985	(2)	—	—	—	—	52,335
Roseberry, Robert W.	25,450	14,985	(2)	—	—	—	—	40,435
Topazi, Anthony J.	25,000	14,985	(2)	—	—	—	—	39,985

(1)

Monthly retainer fees are as follows: Chairman of the Board $2,917; Audit chair $1,666; Compensation chair $1,333; Nominating chair $1,333; Risk Management chair $1,333; HHC Board Secretary $1,333 and all other retainers $1,000. HHC board meeting pays $1,000 per meeting; state board meeting pays $500 per meeting (if not on same day as HHC board or if 2 state meetings aren’t held on the same day); advisory board meeting pays $250 per meeting; loan committee meeting by phone pays $200 weekly (if called); and all other committee meetings pay $300 per meeting. Each director can elect to receive payment in the form of cash, stock or deferred compensation.

(2)	Value of 335 treasury shares issued to independent HHC directors in January 2010. These shares were granted at $44.73 per share.

Hancock Holding Company

Potential Payments Upon Termination or Change-in-Control

As of December 31, 2010

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	Normal Retirement ($)	For Cause Termination ($)	Termination for Good Reason upon CIC ($)		Termination upon Expiration of CIC Employment Period ($)		Death ($) (1)	Disability ($)
Carl J. Chaney, CEO and President
Base Salary	—	—	—	$1,008,930		$507,000		—	—
Short-Term Incentive	—	337,840	—	310,906		310,906		337,840	337,840
Long-Term Incentives (RSA, ISO, PSA)	—	86,688	—	689,043		689,043		562,309	562,309
Non-Qualified Deferred Compensation (2)	—	883,258	—	735,621	(3)	735,621	(3)	883,258	883,258
Disability Benefits (monthly benefit)	—	—	—	—		—		—	7,500
280G Tax Gross-up	—	—	—	329,959		211,210		—	—
CIC Career Counseling Services	—	—	—	50,700		—		—	—

TOTAL	—	1,307,786	—	3,125,159		2,453,780		1,783,407	1,790,907

John M. Hairston, CEO and Chief Operating Officer
Base Salary	—	—	—	1,008,930		507,000		—	—
Short-Term Incentive	—	337,840	—	310,906		310,906		337,840	337,840
Long-Term Incentives (RSA, ISO, PSA)	—	86,688	—	607,470		607,470		526,160	526,160
Non-Qualified Deferred Compensation (2)	—	841,755	—	777,981	(3)	777,981	(3)	841,755	841,755
Disability Benefits (monthly benefit)	—	—	—	—		—		—	7,500
280G Tax Gross-up	—	—	—	329,959		211,210		—	—
CIC Career Counseling Services	—	—	—	50,700		—		—	—

TOTAL	—	1,266,283	—	3,085,946		2,414,567		1,705,755	1,713,255

Michael M. Achary, Chief Financial Officer
Base Salary	—	—	—	290,070		293,000		—	—
Short-Term Incentive	—	111,375	—	102,603		102,603		111,375	111,375
Long-Term Incentives (RSA, ISO, PSA)	—	34,377	—	282,931		282,931		233,369	233,369
Non-Qualified Deferred Compensation (2)	—	207,065	—	191,377	(3)	191,377	(3)	207,065	207,065
Disability Benefits (monthly benefit)	—	—	—	—		—		—	7,500
280G Tax Gross-up	—	—	—	—		101,094		—	—
CIC Career Counseling Services	—	—	—	29,300		—		—	—

TOTAL	—	352,817	—	896,281		971,005		551,809	559,309

Clifton J. Saik, Executive Wealth Management
Base Salary	—	—	—	291,060		294,000		—	—
Short-Term Incentive	—	114,240	—	102,855		102,855		114,240	114,240
Long-Term Incentives (RSA, ISO, PSA)	—	43,344	—	282,815		282,815		232,599	232,599
Non-Qualified Deferred Compensation (2)	—	329,214	—	87,001	(3)	87,001	(3)	329,214	329,214
Disability Benefits (monthly benefit)	—	—	—	—		—		—	7,500
CIC Career Counseling Services	—	—	—	29,400		—		—	—

TOTAL	—	486,798	—	793,131		766,671		676,053	683,553

Richard T. Hill, Executive Retail Banking
Base Salary	—	—	—	283,140		286,000		—	—
Short-Term Incentive	—	103,950	—	95,601		95,601		103,950	103,950
Long-Term Incentives (RSA, ISO, PSA)	—	43,344	—	279,622		279,622		232,413	232,413
Non-Qualified Deferred Compensation (2)	—	275,293	—	136,535	(3)	136,535	(3)	275,293	275,293
Disability Benefits (monthly benefit)	—	—	—	—		—		—	7,500
CIC Career Counseling Services	—	—	—	28,600		—		—	—

TOTAL	—	422,587	—	823,498		797,758		611,656	619,156

(1)	All Named Executive Officers have a BOLI death benefit of $25,000.
(2)	The Non-Qualified Deferred Compensation Plan includes SERP, Deferred RSAs, Deferred PSAs and Restoration Match.
(3)	Payment would be made only if the Non-Qualified Deferred Compensation Plan terminated in connection with a Change in Control.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables above reflect the amount of compensation to each of the named executive officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each Named Executive Officer upon voluntary termination, normal retirement, for cause termination, termination for good reason upon change in control, termination upon expiration of change in control employment period and termination in the event of death or disability of the executive is shown above. The amounts shown assume that such termination was effective as of December 31, 2010 and thus include amounts earned through such time and are estimates of the amounts which would be paid to the executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s separation from the company.

The named executives are eligible for post retirement benefits (pension, medical insurance and life insurance) as provided in plan documents. The pension plan is available to all employees. Post retirement medical and life insurance benefits are not provided to any employees hired on or after January 1, 2000.

Payments Made Upon Voluntary Termination

In the event of a voluntary termination by a Named Executive Officer, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	Vested amounts in his accounts under the Non-Qualified Deferred Compensation Plan, which shall be paid in a lump sum.

Payments Made Upon For Cause Termination

In the event of a for cause termination of a Named Executive Officer, he is entitled to receive the following:

•	Vested amounts in his accounts under the Non-Qualified Deferred Compensation Plan, which shall be paid in a lump sum.

Payments Made Upon Normal Retirement

In the event of normal retirement of a Named Executive Officer, in addition to the items identified above:

•	he will immediately vest in all outstanding options (incentive and non-qualified) granted prior to 2007 and retain such options for a six month period;

•	he will immediately vest in all outstanding restricted stock awards granted prior to 2007; and

•

if vested in any Company contribution accounts in the Non-Qualified Deferred Compensation Plan, payment of all his accounts there under shall be made in either a lump sum or in annual installments over a period not to exceed fifteen (15) years as elected by the Named Executive Officer in accordance with the terms of the Non-Qualified Deferred Compensation Plan.

Payments Made Upon Death or Disability

In the event of death or disability of a Named Executive Officer, in addition to the items identified above:

•	he will immediately vest in all outstanding options (incentive and non-qualified) and retain such options for a one year period;

•	he will immediately vest in all outstanding restricted stock awards;

•	he will immediately vest in any Company contribution accounts in the Non-Qualified Deferred Compensation Plan and all accounts there under shall be paid in a single lump-sum payment; and

•	he will receive benefits under the Company’s executive disability plan or payments under the Company’s Bank Owned Life Insurance (BOLI) plan, as appropriate

Payments Made Upon a Change of Control

The Company has entered into Change of Control Employment Agreements with each Named Executive Officer. These agreements provide for continued employment for a period of three (3) years following a change of control (the “Employment Period”). Pursuant to these agreements, if an executive’s employment is terminated following a change of control and prior to the end of the Employment Period (other than termination by the Company for cause or by reason of death or disability), or if the executive terminates his employment in certain circumstances defined in the agreement which constitute “good reason”, or if the executive resigns for any reason during the thirty (30) day period following the date that is six (6) months after the effective date of a change of control, the executive will receive certain benefits in addition to those available under the Company’s Non-Qualified Deferred Compensation Plan and/or Long Term Incentive Plan. Under the Change of Control Employment Agreement, the Named Executive Officer will receive:

•

a lump sum severance payment which is a multiple of the Executive’s Base Compensation (compensation for the twelve (12) months immediately preceding termination) and average Employment Period bonus; and

•	career counseling services for a period of six (6) months.

If the executive remains employed throughout the Employment Period, the Change of Control Employment Agreements provide the executive will receive a lump-sum payment equal to his average annual base salary during the Employment Period, plus his average Employment Period bonus.

In addition, the Award Agreements pursuant to which certain equity based awards have been made to the executives under the Company’s Long Term Incentive Plan provide for an acceleration of the benefits in the event of a change of control. As a result:

•	all restricted stock awards granted to the executive will automatically vest and become non-forfeitable; and

•	all stock options (incentive and non-qualified), held by the executive will automatically vest and become exercisable; and

•	all earned performance shares will automatically vest and become non-forfeitable.

Under the Company’s Non-Qualified Deferred Compensation Plan, upon a change of control, all Company contribution accounts shall immediately vest and become nonforfeitable, but only to the extent the Compensation Committee determines the acceleration will not exceed the deduction limitations under Section 280G of the Internal Revenue Code or result in excise tax on the executive under Section 4999. The payment of a Named Executive Officer’s accounts under the Company’s Non-Qualified Deferred Compensation Plan is not accelerated upon a change of control, however, unless the Company elects to terminate the Non-Qualified Deferred Compensation Plan in connection with the change of control pursuant to the terms thereof, in which event the executive’s accounts there under will be paid in a lump sum.

Generally, a change of control shall be deemed to have occurred upon the happening of any of the following events as to the Company:

•

The acquisition by any one person or by more than one person acting as a group, of ownership of stock that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company;

•

The acquisition by any one person, or by more than one person acting as a group, during the twelve (12) month period ending on the date of the most recent acquisition, of ownership of stock possessing fifty percent (50%) or more of the total voting power of the stock of the Company;

•

The replacement during any twelve (12) month period of a majority of the members of the board of the Company by directors whose appointment or election is not endorsed by a majority of the members of such board before the date of such appointment or election; or

•

The acquisition by any one person, or more than one person acting as a group, during the twelve (12) month period ending on the date of the most recent acquisition, of assets of the Company having a total gross fair market value of more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

For purposes of the above, “persons acting as a group” shall have the meaning as in Treasury Regulations Section 1.409A-3(i)(5)(v)(B).

“Good Reason” shall mean any of the following occurring without executive’s consent:

•	a material diminution in executive’s position, authority, duties or responsibilities from those which executive held immediately prior to the effective date of the change of control;

•	a material diminution in the authority, duties, or responsibilities of executive’s supervisor;

•	requiring executive to be based at any office which is a material change from the geographic location of the office at which executive was employed immediately prior to the change of control;

•	a material diminution in the budget over which executive retains authority;

•	a material diminution in executive’s annual base salary; or

•	any other action or inaction that constitutes a material breach by the Company of any agreement pursuant to which executive performs services for the Company.

280G Tax Gross-up

Upon a change in control of the Company the executive may be subject to certain excise taxes under Section 4999 of the Internal Revenue Code pursuant to deduction limitations imposed under Section 280G. The Company has agreed to reimburse the executive for excise taxes that are imposed on the executive under Section 4999 as a result of payments under the Change of Control Agreements.

FIVE YEAR SHAREHOLDER RETURN COMPARISON

The U.S. Securities and Exchange Commission requires that the Company include in its Annual Report on Form 10-K the line graph presentation set forth on the following page. The Company is also including the graph in this Proxy Statement for the Company’s shareholders’ ease of reference. The following graph compares cumulative, five (5) year shareholder returns on an indexed basis with a performance indicator of the overall stock market and an index of peer companies selected by the Company. The broad market index used in the graph is the NASDAQ Market Index. The peer group index is a group of financial institutions in the southeast that are similar in asset size and business strategy; a list of the companies included in the index follows the graph.

BOARD COMMITTEES AND MEETINGS

Code of Ethics

The Company has adopted a Code of Ethics applicable to its directors and executive officers, and the Code of Ethics is available on the Company website at http://www.snl.com/irweblinkx/govdocs.aspx?iid=100308. The Code of Ethics will be provided upon request to the Corporate Investor Relations Department, attention Paul D. Guichet at (228) 563-6559 or 1-800-522-6542 ext. 86559.

Board of Directors

The Board of Directors has established the following committees: the Risk Management Committee, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board and each committee have the authority to consult with and retain independent legal, financial or other outside advisors, as each deems necessary and appropriate.

The Board of Directors of the Company met a total of eighteen (18) times during the year ended December 31, 2010. During 2010, all Directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by committees on which they served. It is the Company’s policy that members of the Board of Directors attend the Annual Meeting of shareholders. At the 2010 Annual Meeting, ten directors of the Company were in attendance.

Board Leadership Structure

Pursuant to the Company’s bylaws, at the first meeting of each newly elected Board of Directors, or at such time when there is a vacancy, the Board solicits input and nominations from its members and elects one of its members as Chairman. The Chairman presides over each Board meeting and performs such other duties as may be incident to the office. Although the bylaws and corporate governance guidelines would allow the Company’s Chairman to hold the position of Chief Executive Officer, it is the current policy of the Board to separate these offices. This separation allows the Chairman to maintain an independent role in management oversight.

Board’s Role in Risk Management

The Board of Directors of the Company recognizes that risk management is an enterprise-wide responsibility. The Board oversees the Company’s corporate risk governance processes through its committees. The Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives reports from the appropriate risk owner within the Company to enable it to understand the risk identification, risk management, and risk mitigation procedures. The Risk Management Committee assists the Board in the assessment and management of the Company’s policies, procedures and practices relating to liquidity risk, interest rate risk, credit risk, market risk, operational risk, and reputational risk. The Audit Committee reviews the Company’s systems to manage and monitor financial risk with management and internal audit. The Compensation Committee evaluates and manages any risks posed by compensation programs. In addition, the Board of Directors and executive management have appointed a Chief Risk Officer, a member of executive management, to support the risk oversight responsibilities of the Board and its committees and to involve management in risk management by establishing committees comprised of management personnel who are assigned responsibility for oversight of certain operational risks. The Chief Risk Officer reports to the Board each quarter on the Company’s enterprise-wide risk management system.

Risk Management Committee

The Risk Management Committee (the “Committee”) is comprised of independent directors Jerry L. Levens (Chairperson), Gordon L. Redd, Jr., and C. Richard Wilkins. The Committee reviews the Company’s processes for identifying, assessing, monitoring, and managing credit risk, liquidity risk, market risk, operational risk, and reputational risk. The Committee assesses the operational processes associated with the Company’s potential risk related to business recovery, compliance, corporate insurance, and legal. The Committee may receive information from other committees as appropriate in fulfilling its risk management oversight function. The Risk Management Committee met four (4) times during 2010. The Risk Management Committee acts pursuant to a written Risk Management Committee Charter, a copy of which is available on the Company’s website under the Investor Relations – Corporate Overview – Committee Charting tab http://www.snl.com/irweblinkx/committeechart.aspx?iid=100308.

Audit Committee

The Company has an Audit Committee, which is currently composed of independent directors (as the term independent is defined by NASDAQ’s Global Listing Standards) Jerry L. Levens, Thomas H. Olinde, and Christine L. Pickering (returning). The Company’s Board of Directors has determined that Ms. Pickering, a practicing CPA, is an audit committee financial expert as that term is defined in pertinent regulations. She also serves as Chairperson of the Audit Committee. The Audit Committee oversees the operation of the Company’s Audit Department and makes recommendations to the Board of Directors concerning the independent public accountants for the Company. The Audit Committee met eight (8) times during 2010. The Audit Committee acts pursuant to a written Audit Committee Charter, a copy of which along with the Committee’s Pre-Approval Policies and Procedures are available on the Company’s website under the Investor Relations – Corporate Overview – Committee Charting tab at: http://www.snl.com/irweblinkx/committeechart.aspx?iid=100308.

Compensation Committee

The Company has a Compensation Committee, which is currently composed of independent directors (as the term independent is defined by NASDAQ’s Global Listing Standards) Frank E. Bertucci, (Chairperson), Don P. Descant, and Anthony J. Topazi. The Compensation Committee met eight (8) times in 2010.

Role and Purpose of the Compensation Committee

The primary purpose of the Compensation Committee (the “Committee”) is to aid the Board of Directors (the “Board”) in discharging its responsibilities relating to the compensation of the Company’s Chief Executive Officer and other officers of the company and its subsidiaries having the rank of Executive Vice President or higher and who report directly to the Chief Executive Officer (referred to herein as “executive officers”). The Committee has overall responsibility for evaluating and approving the Company’s compensation plans, policies and programs. The Compensation Committee also oversees the preparation of and approves the annual Committee report on executive compensation for inclusion in the Company’s proxy statement. The Compensation Committee Charter appears on the Company’s website under Investor Relations – Corporate Overview – Committee Charting at http://www.snl.com/irweblinkx/committeechart.aspx?iid=100308 . The Chart further outlines the Committee’s responsibilities and duties.

Nominating and Corporate Governance Committee

The Company has a Nominating and Corporate Governance Committee consisting of three (3) independent directors (as the term independent is defined by NASDAQ’s Global Listing Standards): James H. Horne, John H. Pace (Chairperson) and Christine L. Pickering. The Nominating and Corporate Governance Committee provides oversight on a broad range of issues surrounding the composition and operation of the Board of Directors of Hancock Holding Company. The Nominating and Corporate Governance Committee has a charter which is available on the Company’s website under Investor Relations – Corporate Overview – Committee Charting at http://www.snl.com/irweblinkx/committeechart.aspx?iid=100308.

Nominations for the election to the Board of Directors, other than those made by or at the direction of the Board of Directors, may be made by a shareholder by delivering written notice to the Company’s Chairman of the Nominating and Corporate Governance Committee not less than fifty (50) nor more than ninety (90) days prior to the meeting at which directors are to be elected, provided that the Company has mailed the first notice of the meeting at least sixty (60) days prior to the meeting date. If the Company has not given such notice, shareholder nominations must be submitted within ten (10) days following the earlier of: (i) the date that notice of the date of the meeting was first mailed to the shareholders, or (ii) the date on which public disclosure of such date was made.

The shareholder’s notice must set forth as to each nominee: (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the class and number of shares of the Company’s Common Stock which are beneficially owned by such nominee; and (iv) any other information relating to such nominee that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of Directors. The shareholder’s notice must also set forth as to the shareholder giving notice: (i) the name and address of such shareholder; and (ii) the amount of such shareholder’s beneficial ownership of the Company’s Common Stock.

If the information supplied by the shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the Annual Meeting may determine that such shareholder’s nomination should not be brought before the meeting and that such nominee shall not be eligible for election as Director of the Company.

It is the Nominating and Corporate Governance Committee’s policy to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. The Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be followed by Stockholders

To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of Paul D. Guichet, Vice President, Corporate Investor Relations, at the main office of the Company:

1. The name of the person recommended as a director candidate;

2. All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3. The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serve as a director if elected;

4. As to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5. A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Director Qualifications, Qualities, and Skills

The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First a candidate must meet the eligibility requirements set forth in the Company’s bylaws. A candidate also must meet any qualification requirements set forth in any Board or Committee governing documents.

The Nominating and Corporate Governance Committee believes that directors must demonstrate a variety of personal traits, leadership qualities, and individual competencies. The Committee will consider the following criteria in selecting nominees: integrity, honesty and reputation; financial, regulatory and business experience; familiarity with and participation in the local community; dedication to the Company and its stockholders; and independence. For individuals considered for Board leadership roles, the following skill sets are also required: communications skills, facilitation skills, crisis management skills, and relationship building/networking skills.

Diversity Considerations

The Corporate Governance guidelines do not specifically define diversity. The Committee believes that the Board should have directors with diverse experience and business knowledge. In practice, the Committee has viewed diversity as the collective strength of experiences, skills, talents, perspectives, and cultures that each nominee would bring to the Board. Moreover, the committee has focused on whether nominees will reflect the geographic and line of business diversity of the Gulf Coast markets and customers we serve.

Communication with the Board of Directors

The Company has implemented a shareholder communication process to facilitate communication with its Board of Directors. All shareholder communications to the Board of Directors should be forwarded to the attention of Paul D. Guichet, Vice President, Corporate Investor Relations Department, Hancock Holding Company, P.O. Box 4019, Gulfport, MS 39502. Email address: Paul_Guichet@hancockbank.com.

PRINCIPAL ACCOUNTING FIRM FEES

During the last two (2) fiscal years, the Company paid its independent registered public accounting firm fees and out of pocket expenses as follows:

Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2010 and for the review of the financial statements included in the Company’s annual financial statements for that fiscal year were $757,969. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2009 and for the review of the financial statements included in the Company’s annual financial statements for that fiscal year were $1,014,710.

Audit-related Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that were reasonably related to the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2010 were $22,000. The aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that were reasonably related to the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2009 were $14,000.

All Other Fees. The aggregate fees billed for professional fees rendered by PricewaterhouseCoopers LLP for all other fees for the fiscal year ended December 31, 2010 were $0. The aggregate fees billed for professional fees rendered by PricewaterhouseCoopers LLP for all other fees for the fiscal year ended December 31, 2009 were $0.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence. For 2010 the Audit Committee approved all the services described above in accordance with its Pre-Approval Policies, which were attached to the 2004 Proxy Statement as Appendix B.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

With respect to fiscal 2010, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committee), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent auditors the auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Christine L. Pickering (Chairperson)	Jerry L. Levens	Thomas H. Olinde	C. Richard Wilkins

ADDITIONAL INFORMATION

The Annual Report of the Company for the fiscal year ended December 31, 2010 is enclosed. The Annual Report is not to be regarded as proxy soliciting material. Any shareholder who has not received an Annual Report may obtain one from the Company. The Company also will provide, without charge, copies of its Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the U. S. Securities and Exchange Commission. Shareholders wishing to receive a copy of the Annual Report on Form 10-K are directed to write Paul D. Guichet, Vice President, Corporate Investor Relations, at the address of the Company.

PROPOSALS FOR 2012 ANNUAL MEETING

Any shareholder who wishes to present a proposal at the Company’s next Annual Meeting and who wishes to have the proposal included in the Company’s Proxy Statement and form of Proxy for the meeting must submit the proposal to the undersigned at the address of the Company not later than December 1, 2011. After this date, a stockholder who intends to raise a proposal to be acted upon at the 2012 annual meeting of shareholders must inform the Company in writing no later than January 2, 2012. If notice is not provided by that date, the Company’s Board of Directors may exclude such proposal from being acted upon at the 2012 meeting. Further, the persons named in the Company’s Proxy for the 2012 Annual Meeting will be allowed to exercise their discretionary authority to vote upon such proposal without the matter having been discussed in the Proxy Statement for the 2012 Annual Meeting.

By Order of the Board of Directors.

James B. Estabrook, Jr. Chairman of the Board	Carl J. Chaney President and CEO	John M. Hairston CEO and Chief Operating Officer

Dated: February 28, 2011

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HANCOCK HOLDING COMPANY

P. O. BOX 4019

GULFPORT, MS 39502

PROXY FOR 2011 REGULAR ANNUAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder of Hancock Holding Company, does hereby nominate, constitute, and appoint James B. Estabrook, Jr. and John M. Hairston each of them, as proxies (with full power of substitution), and hereby authorizes them to vote upon all matters that may properly come before the meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated below, with full power to vote all shares of Common stock of Hancock Holding Company held of record by the undersigned on February 22, 2011, at the annual meeting of shareholders to be held on March 31, 2011, or any adjournment(s) thereof. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION FOR EACH OF THE DIRECTORS AS INDICATED IN ITEM 1, ITEM 2, ITEM 3 AND ITEM 4.

The Board of Directors Recommends you vote FOR Items 1, 2, 3, and 4.

MANAGEMENT PROPOSALS:

Item 1.	The election of the following four (4) persons as directors, to serve until the Annual Meeting in 2014, or until each person’s successor has been elected and qualified. (INSTRUCTION: AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE.)

FRANK E . BERTUCCI ☐ CARL J. CHANEY ☐ THOMAS H. OLINDE ☐ JOHN H. PACE ☐

For all nominees except as indicated ☐ Withhold authority to vote for all nominees ☐

Item 2.	Approval of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting firm for the Company.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Item 3.	Advisory (non-binding) proposal to approve compensation of the named executive officers as set forth under the heading “Compensation of Directors and Executive Officers”.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Item 4.	Advisory (non-binding) resolution that with regard to frequency, each non-binding shareholder vote to approve the compensation of the named executive officers of the Company will occur every 1, 2, or 3 years.

1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN ☐

PLEASE RETURN THE ENTIRE PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

DATED: , 2011 Signature: Signature:

When signing as attorney, executor, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Number of shares:

IF YOU PLAN TO ATTEND THE MEETING,

PLEASE CHECK HERE  ☐

WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND RETURN AT ONCE.